Exhibit 10.14

NEW YORK CITY TRANSIT AUTHORITY

Contract #00D7815B

Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans, Inc.
7 North Street
Staten Island, NY 10302
(718) 556-8077
(718) 448-5679

NEW YORK CITY TRANSIT AUTHORITY

CONTRACT NO. 00D7815B

ACCESS-A-RIDE PARATRANSIT TRANSPORTATION SERVICE

TABLE OF CONTENTS

IMPORTANT NOTICE TO ALL CONTRACTORS AND CONSULTANTS

AWARD LETTER

SPECIFIC CONTRACT PROVISIONS

ARTICLE

101	DEFINITIONS
102	PROJECT DESCRIPTION
103	TERM OF AGREEMENT
104	STANDARDS OF PERFORMANCE
105	DELIVERY OF WORK PRODUCTS AND MATERIALS
106	SUSPENSION OF PERFORMANCE
107	PERMITS
108	PRICE TO INCLUDE/INVOICES AND PAYMENT
109	DRUG AND ALCOHOL TESTING
110	PRIVACY ACT
111	LIQUIDATED DAMAGES
112	VEHICLE LEASES
113	PROSECUTION OF THE WORK
114	INSURANCE
115	RISK OF LOSS
116	SUBCONTRACTORS
117	RELATIONSHIP OF CONTRACTOR TO THE AUTHORITY
118	DISCLOSURE
119	PUBLICITY
120	VEHICLES LEASED BY CONTRACTOR FROM THIRD PARTIES
121	AMENDMENTS
122	ATTACHMENTS
123	RESCISSION
124	EXTENSION OF TERM
125	ORDER OF PRECEDENCE

1

GENERAL CONTRACT PROVISIONS (SCP)

ARTICLE

201	Agreement
202	Notices
203	General Rules Of Interpretation
204	Consent of Authority Required For Subcontracting, Subletting, Or Assignment
205	Coordination with Other Contractors
206	Changes
207	Extensions Of Time
208	Remedies In Case Of Default & Termination for Cause
209	Termination For Convenience
210	Authority Of The Project Manager
211	Disputes
212	Withholding Money Due Contractor to Meet Claims or Liens
213	Claims By Contractor
214	Substitution of Approved Securities
215	Use Of Monies Withheld
216	New York Laws/Choice of Law, Consent to Jurisdiction & Venue
217	Statute Of Limitations On Right To Sue The Authority / No Claim Against Authority Officers, Agents or Employees
218	Authority May Avail Itself of All Remedies
219	Relationship between the Authority and Others
220	Liability And Indemnification
221	Patents, Copyrights And Infringement Claims
222	Quantities Are Approximate / Variable Quantities Clause
223	General Representations and Warranties
224	No Estoppel And No Waiver
225	Severability
226	Safety Precautions
227	Inspection and Evaluation
228	Books And Records / Audit And Examination
229	Subcontractor/Supplier Books and Records
230	Brand Names / Substitution Of Specified Material
231	Removal Of Material / Waste Material
232	Quality Assurance
233	Compliance With Applicable Laws, Regulations /Environmental Matters
234	Final Payment To Act As Release
235	Independent Contractor
236	Contractor’s Employees

2

ARTICLE

237	Confidentiality / Advertising Limitation
238	Tax Exemption
239	Equal Opportunity for Minority Group Members & Women
240	Antitrust Assignment
241	Grand Jury Testimony
242	Year 2000 Compliance
243	Contract Documents Contain All Terms / Contractor Has Examined Contract
244	All Legal Provisions Included

ATTACHMENTS

Attachment No. 1.	Scope of Work

Attachment No. 2.	Price Schedule

Attachment No. 3.	Vehicle Lease Agreement

Attachment No. 4.	Schedule A, Insurance Requirements

Attachment No. 5.	Schedule G, Rider to Contract Documents

Attachment No. 6.	Schedule J, Responsibility Questionnaire

Attachment No. 7.	Schedule K, Opportunities for Minority and Women Owned Business Enterprises.

Attachment No. 8.	Federal Drug and Alcohol Testing Certification

Attachment No. 9.	Sample Trip Ticket

Attachment No. 10.	Current Paratransit Fleet

Attachment No. 11.	Operator Vehicle Condition Report

Attachment No. 12.	Preventive Maintenance Program

Attachment No. 13.	DMV Approved Accident Prevention Contractors

Attachment No. 14.	Daily Road Call Reports

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Attachment No. 15.	Daily Accident Reports

Attachment No. 16.	Incident Reports

Attachment No. 17.	Vehicle Lettering or Logo

Attachment No. 18.	Sample FTA Section 15 Reporting Forms

Attachment No. 19.	Estimated Paratransit Growth

Attachment No. 20	Actual Trip Volume Information for 1999 and 2000

Attachment No. 21	All Carrier Vehicles on Road

Attachment No. 22	Fleet Mileage and Age Information for Vehicles Put Into Service From April 1999 to May 2000

FORM EEO-1	Employer Information Report

4

CONTRACT TERMS AND CONDITIONS

AGREEMENT made this 4th day of October, 2001 between the NEW YORK CITY TRANSIT AUTHORITY (hereinafter the “Authority” or “NYCT”), with offices at 370 Jay Street, Brooklyn, NY 11201 and ATLANTIC PARATRANS, INC., with offices 7 North Street, Staten Island, NY 10302.

W I T N E S S E T H:

WHEREAS, the Authority desires to retain a Contractor to provide Paratransit service in accordance with the Federal Americans with Disabilities Act of 1990 (ADA) for the five boroughs of the City of New York and known as Access-A-Ride;

WHEREAS, the Contractor represents that it possesses the necessary knowledge and experience to perform the work and services herein described; and

WHEREAS, the Authority desires to retain the Contractor on the terms and conditions set forth in this Agreement and the Contractor has agreed to accept such terms and conditions including compensation based upon the rates set forth in the Price Schedule designated herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto do hereby agree as follows:

NEW YORK CITY TRANSIT AUTHORITY

CONTRACT NO. 00D7815B

ACCESS-A-RIDE PARATRANSIT TRANSPORTATION SERVICE

SPECIFIC CONTRACT PROVISIONS

ARTICLE 101                  DEFINITIONS

The following terms used in this Contract shall, except where, by the context, it is clear that another meaning is intended, be construed as follows:

1.               “Access-A-Ride” or “AAR” shall mean New York City Transit Authority paratransit service.

2.               “Accident” shall mean an event causing property damage in excess of $1,000 or any personal injury that occurs during the carrier’s operation of any Revenue or Non-Revenue Vehicles in AAR service.

3.               “Accident Damage” shall mean any property damage caused as a result of an Accident.

4.               “Addenda” or “Addendum” shall mean the additional Contract provisions relating to the Contract issued in writing by the Authority prior to the Award Date.

5.               “Add-On Trips” or “Trip Insertions” shall mean trips not included in the daily Manifest that are dispatched real-time to the Vehicle Operator.

6.               “Americans with Disabilities Act of 1990” or “ADA” shall mean the Federal civil rights legislation requiring, among other things, that paratransit service comparable to fixed route service be provided to persons with disabilities who meet ADA paratransit eligibility criteria.

7.               “Assistive Device” shall mean devices used by physically disabled persons for mobility and/or communication, such as canes, walkers, oxygen equipment, etc.

8.               “Authority” or “NYCT” (or the initials “T.A.” or “NYCTA” or “NYCT”) shall mean the New York City Transit Authority, a public benefit corporation existing by virtue of the Public Authorities Law, Title 9 of Article 5, and any other authority, board, body, commission, official or officials to which or to whom the powers now belonging to the said Authority with respect to the location, construction, equipment, maintenance and operation of transit facilities shall by virtue of any act or acts hereinafter passed or be held to appertain.

9.               “Automatic Vehicle Location and Monitoring System” (or  “AVLM”) shall mean a computerized system that utilizes a global positioning system with mobile data terminals to produce two-way wireless data communication concerning the speed and directional movement of subject vehicle(s) via dynamic, graphic display screen at remote dispatch/control location(s).

10.         “Borough” shall mean one of the five (5) political jurisdictions (counties) comprising the City of New York.  They are the Bronx, Brooklyn, Manhattan, Queens, and Staten Island.

11.         “Brochure Rack” shall mean pamphlet racks installed in paratransit vehicles where customers may pick up brochures, fliers and pamphlets issued by NYCT.

12.         “Carrier” shall mean an operator of the Access-A-Ride service; also referred to as the Contractor.

13.         “City” shall mean the City of New York.

14.         “Command Center,” a/k/a “Paratransit Command Center” shall mean a New York City Transit Authority site for operating Access-A-Ride reservations, scheduling and customer assistance functions.

15.         “Contract,” “Contract Documents” or “Agreement” shall mean the Attachments, Appendix, Contractor’s Proposal, Contract Testimonium, General Contract Provisions, Information For Proposers, Specific Contract Provisions, Schedules deemed included (if any), Technical Specifications (if any), Scope of Work, Forms of Bonds (if any), Contract Drawings (if Any), all Addenda hereafter issued (if any), and the Notice of Award.

16.         “Contract Manager” shall mean the NYCT employee assigned to serve as the liaison to the Contractor for purposes of contract administration and daily operations.

17.         “Contractor” shall mean the Proposer to whom this Contract is awarded, its successors and assignees and is also referred to as the Carrier.  For convenience, the Contractor may be hereinafter referred to as if the Contractor were an individual.  The word “he” shall, as the sense may require include “she,” “it” and “they”; the word “him” shall include “her,” “it” and “them”; and the word “his” shall include “her,” “its” and “their”.

18.         “Contractor Early” shall mean the Vehicle Operator arrives more than 5 minutes before the Scheduled Pick-Up Time.

19.         “Contractor No-Show,” a/k/a “Missed Trip” shall mean any trip not performed, other than a Customer “Late Trip Cancellation,” “Customer No-Show” or “No-Fault No-Show.”

20.         “Customer” shall mean an individual with disabilities who NYCT has determined meets ADA paratransit eligibility criteria and has been issued an AAR identification card, also known as Access-A-Ride or AAR registrant.

21.         “Customer Assistance Division” shall mean a division of NYCT, which provides customer information and complaint management.

22.         “Customer No-Show” shall mean the Customer has not presented him/herself, declines the trip or is unable for any reason to take the trip when the Vehicle Operator has arrived and waited for the Customer in accordance with the Contract standards and procedures.

23.         “DMV” shall mean the New York State Department of Motor Vehicles.

24.         “Depot” shall mean the Carrier’s operation facility.

25.         “Directed,”  “required,”  “permitted,” “ordered,” “designated,”  “selected,”  “prescribed,” or words of like import used in the specifications or upon the drawings (if any) shall mean, respectively, the direction, requirement, permission, order, designation, selection or prescription of the Project Manager; and similarly the words “approved,” “approved manner,”  “approval,” “acceptable,” “satisfactory,” “equal,” “necessary,” or words of like import shall mean, respectively, approved by, or acceptable or satisfactory to, or equal, or necessary in the opinion of the Project Manager.

26.         “Dispatcher” shall mean the individual responsible for directing, monitoring and communicating with Vehicle Operators and coordinating with the Command Center.

27.         “Dispatch Log” shall mean the Dispatcher’s daily record of service and vehicle information.

28.         “Disputes Resolution Officer” or “DRO” shall mean the individual designated by the Authority to resolve contract disputes between the parties.

29.         “En-route Relief” shall mean a change in Vehicle Operators in the field during a Revenue Service Tour.

30.         “Federal” or words of like import shall mean the United States of America.

31.         “FTA” shall mean the Federal Transit Administration of USDOT, and is the federal agency that, inter alia, promulgates and enforces drug and alcohol testing program regulations for public transportation providers, including their contractors, pursuant to the Federal Omnibus Transportation Employee Testing Act of 1991.  The regulations are set forth at 49 C.F.R. Parts 653 and 654.  FTA also promulgates and enforces regulations implementing the Americans with Disabilities Act of 1990, including regulations applicable to the provision of paratransit services.  These regulations are set forth at 49 C.F.R. Part 37, Subpart F.

32.         “Guest” shall mean any person accompanying an AAR Customer other than the Personal Care Attendant.

33.         “Holiday” shall mean New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

34.         “Incident” shall mean an event impacting the quality or timeliness of the service that occurs during the carrier’s operation of any Revenue or Non-Revenue Vehicles in AAR service that does not cause property damage in excess of $1,000 or personal injury.

35.         “Large Vans” shall mean vehicles having ten (10) seats (excluding the driver), three (3) wheelchair securement positions and a dual rear axle.

36.         “Late Pick-Up” shall mean any AAR pick-up that occurs past the Scheduled Pick-Up Window.

37.         “Late Trip Cancellation” shall mean Customer cancellation after 5:00 p.m. the night before a scheduled trip.

38.         “Law” shall mean the Constitution and laws of the United States and of the State of New York, the New York City Charter, the New York City Administrative Code, and each and every other law, rule, regulation, requirement, order, judgment, decree, or ordinance of every kind whatsoever issued by any government entity, applicable to or affecting the Contract, the Work and all persons engaged in the Work (including any of the foregoing which concern health, safety, environmental protection, and non-discrimination).

39.         “Legal Proceeding” shall mean every action, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

40.         “Liens” shall mean any and every lien of any kind whatsoever against the Work, against any monies due or to become due from the Authority to Contractor, and/or against any other property of the Authority, for or on account of the Work, including any Public Lien.

41.         “Manifest” shall mean the schedule provided to a Vehicle Operator listing all stops and time points during a vehicle tour or route.

42.         “MTA” shall mean the Metropolitan Transportation Authority and any other board, body, commission, official or officials to which or to whom the powers now belonging to the said Authority under the provisions of Article 5, Title 11 of the Public Authorities Law of the State of New York shall, by virtue of any act or acts, hereafter passed or be held to appertain.

43.         “New York State” or “NYS” shall mean the State of New York.

44.         “NYS DOT” shall mean the New York State Department of Transportation.

45.         “No-Fault No-Show” shall mean the Contractor fails to provide the scheduled trip to a Customer for documented reasons beyond the control of the Contractor, as determined by the Project Manager.  For example, Fire/Police EMS activity, water main breaks, closing of a major bridge/tunnel, extremely adverse weather conditions, unusually heavy traffic conditions, and reservation errors may be grounds for considering the Contractor’s failure to provide a scheduled trip to be a No-Fault No-Show.  Conversely, vehicle breakdowns or instances when a Vehicle Operator is unable to find a particular location are not considered to be occurrences that are beyond the Contractor’s ability to control.

46.         “Non-Revenue Vehicles” shall mean vehicles used by the Contractor to perform Contract requirements other than customer transportation; it may include vehicles used for supervisory and maintenance functions.

47.         “Notice” or “notice” shall mean a written notice.

48.         “Notice of Award” shall mean a document that apprises the Contractor that this Contract has been approved by the NYCTA.

49.         “Office Equipment” shall mean standard office furnishings and equipment such as telephones, computers, fax machines and supplies used by the Contractor to perform the Contract.

50.         “On-Time Performance” shall mean a measure of service reliability based on the percentage of completed trips in which the Contractor has picked up a Customer within the Scheduled Pick-Up Window.

51.         “Paratransit Automated Scheduling System” or “PASS” shall mean the automated reservation, scheduling and dispatch software system, presently used by NYCTA to provide centralized AAR trip reservation and scheduling at the Command Center.

52.         “Paratransit Division” shall mean the NYCTA Division responsible for administration and operation of Access-a-Ride.

53.         “Passenger” shall mean all persons other than the ADA eligible Customer who are authorized to travel with the Customer, such as, Personal Care Attendants or Guests.

54.         “Preventive Maintenance” shall mean maintenance Types A, B and C described in Attachment 12 of this Contract.

55.         “Personal Care Attendant” or “PCA” shall mean a person who is authorized or required by the NYCT to accompany the Customer for the purpose of providing travel and other assistance to the Customer.

56.         “Pigtail” shall mean a long cord used in the remote control operation of a wheelchair lift in a lift vehicle.

57.         “Post-Trip Revenue Vehicle Inspection” shall mean the inspection of a Revenue Vehicle immediately following completion of the Revenue Service Tour.

58.         “Pre-Trip Revenue Vehicle Inspection” shall mean inspection of a Revenue Vehicle immediately preceding the Revenue Service Tour.

59.         “Project Manager” shall mean an individual designated as such by the Authority to administer this Contract or his duly authorized representative.

60.         “Pull-In” shall mean the return of a Revenue Vehicle to the assigned Depot upon completion of a Revenue Service Tour.

61.         “Pull-Out” shall mean the Revenue Vehicle’s departure from the assigned Depot to perform a Revenue Service Tour.

62.         “Pull-Out/Pull-In Logs” shall mean Dispatcher records of vehicle Pull-Outs and Pull-Ins.

63.         “Pull-Out Ready Line” shall mean the Revenue Vehicles available for Revenue Service Pull-Out.

64.         “Revenue Service” shall mean any period of time the Vehicle Operator is performing the Customer transportation services required under this Contract, including authorized deadheading time from Pull-Out to first Customer pick-up and from last Customer drop-off to Pull-In, and any contractually agreed upon lunch interval.

65.         “Revenue Service Tour” shall mean the period of time from authorized Pull-Out to authorized Pull-In.

66.         “Revenue Service Start Date” shall mean the date on which the Contractor places its first vehicle into Revenue Service.”

67.         “Revenue Vehicles” shall mean the vehicles used by the Contractor to perform the Customer transportation services required under this Contract.

68.         “Routed Service” or “Service Route” or “Route” shall mean Revenue Service performed according to the time schedule and order of pick-ups and drop-offs listed in the Manifest.

69.         “Scheduled Pick-Up Time” shall mean the confirmed pick-up time as agreed upon by the Customer and the Command Center and that appears on the Manifest.

70.         “Scheduled Pick-Up Window” shall mean the period from five minutes before to twenty-five minutes after the Scheduled Pick-Up Time.

71.         “Service Hour” or “Vehicle Service Hour” shall mean each hour of a Revenue Service Tour.

72.         “Service Ready” shall mean that the vehicle is clean, mechanically safe and reliable, and all accessories are operable.

73.         “Small Van” shall mean vehicles having five (5) seats (excluding the driver), two (2) wheelchair securement positions and a single rear axle.

74.         “State” — See “New York State.”

75.         “Subcontractor” shall mean an individual or organization who enters into a contract to furnish labor services only or labor and materials or apparatus in connection with the Work directly or indirectly for or on behalf of the Contractor and whether or not in privity of contract with the Contractor.

76.         “Supplier” shall mean an individual or organization that furnishes materials, equipment or supplies to the Contractor either directly or indirectly, for incorporation in the Work.

77.         “Trip Confirmation Ticket” or “Trip Ticket” shall mean a document that includes the date of the trip, pick-up and destination locations, beginning and ending odometer readings, and the Trip Identification Number.

78.         “Trip Identification Number” shall mean the individual number generated and assigned by PASS to a scheduled trip.

79.         “USDOT” shall mean the United States Department of Transportation.

80.         “Vehicle Operator” shall mean the Contractor’s driver of a Revenue Vehicle.

81.         “Work” or “Project” shall be defined as all the required obligations of the Contractor hereunder, including but not limited to, the performance of any labor or services, the supplying of any goods or materials, the furnishing or repair and/or remanufacture of any equipment or any other resources or requirements or deliverables necessary to perform, construct, accomplish and complete this Contract’s objectives as stated in Article 102 below.

ARTICLE 102                 PROJECT DESCRIPTION

A.           The Work to be performed may be briefly described as the provision of demand-responsive, origin-to-destination, shared-ride transportation services for people with disabilities who are Access-A-Ride registrants within the five boroughs of the City of New York, as mandated by the Americans with Disabilities Act, and furnishing all resources necessary to provide such services in accordance with the service criteria specified in the Scope of Work, Attachment 1, and all other terms and conditions of the Contract.

B.             The New York City Transit Authority hereby retains the Contractor, and the Contractor hereby agrees to perform the Work as more particularly described in Article 104 below and in the Scope of Work, Attachment No. 1.

ARTICLE 103                  TERM OF AGREEMENT

This Agreement shall become effective upon the date of the Notice of Award and shall continue in effect for a period of five (5) years from the date of commencement of AAR service hereunder (described in the Scope of Work, Section 4, as “Phase II, Operations”), and as such term may be extended by the Authority in accordance with Article 124 below.

ARTICLE 104                  STANDARDS OF PERFORMANCE

A.           The requirements set forth in this Article are material provisions of the Contract and a breach thereof may result in the assessment of liquidated damages as set forth in Article 111 or in the Authority availing itself of any other remedy existing herein, including termination, or any such remedy as may exist in law or equity.

B.             The Contractor shall complete all scheduled trips except in the event of a Late Cancellation by a Customer or a Customer No-Show, or unless otherwise authorized by NYCT.  The Contractor shall provide timely service and promptly respond to Customer complaints.

C.             The Contractor shall be responsible for service quality, Revenue Vehicle and Vehicle Operator availability, and coordination of all services furnished under this Contract.  The Contractor is responsible to perform safe, reliable and on-time transportation service in a customer-friendly manner as such performance is defined by this Contract and shall adhere to the following minimum standards:

1.               Contractor No-Shows

a.               Contractor No-Shows are prohibited except when due to circumstances beyond the control of the Contractor (No-Fault No-Show), as determined by the Project Manager.

b.              NYCT reserves the right to declare a Contractor No-Show or No-Fault No-Show, as applicable, for a pick-up(s) where, based upon the circumstances, NYCT determines that the Contractor will be unable to appear at the designated location within forty-five minutes after the Scheduled Pick-Up Time.

c.               In addition to any other remedies provided elsewhere in this Contract, Contractor shall reimburse the Authority for the actual cost of any reasonable expense incurred by the Customer or NYCT to perform the trip independently of the Contractor.  Such reimbursement will apply when the Customer has called NYCT and NYCT either dispatches another service provider to perform the trip, or authorizes the Customer to use a taxi or livery for the trip.

2.               On-Time Performance

The Contractor shall arrive for a Customer pick-up within the Scheduled Pick-Up Window for 95% of all of the Contractor’s scheduled trips.  NYCT reserves the right to shorten or change the Scheduled Pick-Up Window upon notice to the Contractor.

3.               Revenue Vehicle Availability

The Contractor shall assure the availability of safe, fully operational, clean, temperature-controlled Revenue Vehicles in the numbers required to service each route assigned to the Contractor on each service day.  To meet this performance standard, the Contractor shall perform all of the requirements as set forth in the Scope of Work, Attachment No. 1, Section 7, and take all other reasonable and necessary actions to meet the Revenue Vehicle availability standard as set forth herein.  In the event that Contractor does not meet this performance standard because of a failure to meet the vehicle maintenance requirements of the Scope of Work, in addition to any other remedies provided elsewhere in this Contract, the Authority shall have the right to perform the maintenance, and charge the Contractor for the costs thereof.

4.               Vehicle Operator Availability

a.               The Contractor shall assure that there are sufficient numbers of Vehicle Operators available to service each Route assigned to the Contractor on each service day.  To meet this performance standard, the Contractor shall implement the qualification and training requirements for Vehicle Operators set forth in the Scope of Work, Attachment No. 1, Section 9, prior to placement of Vehicle Operators in Revenue Service; and the Contractor shall timely hire and train individuals in sufficient numbers to meet the Vehicle Operator availability standard set forth herein.  In the event that NYCT determines that a Vehicle Operator in Revenue Service does not meet the qualifications or has not completed the required training, the Project Manager may direct that the Vehicle Operator be removed from service until such time as the NYCT is satisfied that the requirements of the Contract have been met.

b.              The Contractor shall observe each Vehicle Operator to ensure that he is fit for duty before his vehicle Pull-Out, and monitor each Vehicle Operator’s continued fitness throughout the Revenue Service Tour.

c.               The Contractor shall implement a program for retraining and/or disciplining Vehicle Operators who fail to perform their duties in accordance with Contract requirements.

d.              The Contractor shall not assign a Vehicle Operator to operate an AAR Revenue Vehicle after notification by NYCT to the Contractor that the Vehicle Operator is to be removed pursuant to a removal determination as set forth in the Scope of Work, Attachment I, Section 8.20.

5.               Safe Conduct:

The Contractor shall implement a safety program in accordance with the requirements of this Contract to prevent conduct or actions by Vehicle Operators or other field staff which creates a safety hazard to Customers or the public at large.

6.               Use of Vehicles:

The Contractor shall use AAR vehicles solely for the purpose described in the Scope of Work, Attachment No. 1, or otherwise authorized in writing by NYCT.  Any unauthorized use is prohibited.

7.               Record Keeping:

The Contractor shall accurately keep, complete, and/or submit trip reconciliation data, invoices and all other paperwork as required by and within the time periods set forth in the Scope of Work, Attachment No. 1.

D.            Performance Incentives:

1.               In any month in which the Contractor exceeds 95% On-Time Performance, Contractor will be paid an incentive payment of ten cents per completed trip for all completed trips for the month.

2.               In any month in which the Contractor’s No-Shows are less than 0.2% of all trips assigned to the Contractor, Contractor will be paid an incentive payment of ten cents per completed trip for all completed trips for the month.

3.               A Contractor is eligible for the incentive payments set forth herein only upon approval by the Authority of an incentive-sharing plan whereby at least half of the incentive payments received by the Contractor is shared with Vehicle Operators, dispatchers and/or maintenance personnel whose performance assisted the Contractor in earning the incentive.

E.              Force Majeure:

A Contractor’s failure to meet the standards of performance set forth in this Article 104 may be excused when the failure is caused by forces beyond the control of the Contractor, as determined by the Project Manager.  On a service-day basis with respect to the performance of routes assigned to the Contractor, the Authority has established a set of “mitigation codes” which the Contractor is authorized to use, as applicable, in its performance of Trip Reconciliation as described in the Scope of Work, Attachment No. 1, Section 3.5.

F.              Annual Performance Review and Rating/ Default:

Two months before the expiration of each Contract Year, NYCT shall provide Contractor with a Performance Review and Rating for that Contract Year.  The form of review and the rating system shall be provided to the Contractor prior to commencement of the Operations Phase of the Contract.  Contractor shall have an opportunity to comment upon the review before it becomes final.  If Contractor’s final performance rating is not satisfactory, NYCT may determine that the Contractor is in default of the Contract and may proceed to enforce the Contract remedies for default.  In addition to remedies set forth in Article 208 of the General Provisions (“Remedies in the Event of Default and Termination for Cause”), NYCT may determine to reduce the service to be provided by the Contractor by transferring Routes to another contractor and reducing the Contract Price accordingly.

ARTICLE 105                  DELIVERY OF WORK PRODUCTS AND MATERIALS

Upon request of the Authority, the Contractor shall deliver forthwith to the Authority any Work products produced and all data, studies, reports, material, specifications, plans, charts, photographs, exhibits prepared, developed or kept in connection with, or as part of this project, and all their material and records of whatsoever nature prepared, developed or kept in connection with, or as part of, this project (“Work Products”).  Without the necessity of any demand by the Authority, Contractor shall deliver to the Authority, prior to the expiration or upon the earlier termination of this Agreement, all Work Products, which shall become the property of the Authority.  This Article does not apply to any records or documents pertaining to the operation of Contractor’s business.  The Contractor may retain copies of those records or documents, which it considers necessary for proof of performance.

ARTICLE 106                  SUSPENSION OF PERFORMANCE

The Authority may at any time, and without cause, direct the Contractor to stop Work under this Contract for a period of time.  Such direction shall be given by notice in writing, which shall specify the period during which Work shall be stopped.  The Contractor shall resume Work upon the date specified in such direction, or upon such other date as the Authority may thereafter specify in writing.  The period during which Work shall have been stopped may be deemed added to the contract term at the sole discretion of the Authority.  Stoppage of Work under this Article shall not give rise to any claim against the Authority.

ARTICLE 107                  PERMITS

A.           The Contractor, at its own expense, shall apply for, request, process and obtain all permits and approvals that may be required for, or in connection with the Work pursuant to Federal, State and City regulations.

B.             The Contractor is required to comply with Article 19-A of the New York State Vehicle and Traffic Law and the DMV’s 19-A implementing regulations, published at 15 NYCRR Part 6.

C.             Prior to commencing Revenue Service hereunder, the Contractor must have obtained a NYS DOT contract carrier operating authority permit and ensure that each Revenue Service Vehicle has been inspected by NYS DOT and issued proper license plates by DMV.

ARTICLE 108                  PRICE TO INCLUDE/INVOICES AND PAYMENTS

A.          Price to Include: The Authority shall pay and the Contractor shall accept the amounts set forth in the Price Schedule, Attachment No. 2, as full compensation for all costs and expenses of completing the Work in accordance with the Contract, including, but not limited to, all labor and material required to be done or furnished under this Contract; all overhead, expenses, fees and profits including the cost of providing storage yard or facilities; all risks and obligations set forth in the Contract; any applicable fees or taxes; and all expenses due to any unforeseen difficulty encountered in the prosecution of the Work (collectively referred to as “the Contract Price”).

B.             Payments:  Subject to the Contractor’s compliance with the submission requirements contained hereunder and all other provisions of the Contract Documents, payment will be made at the rates specified in the Price Proposal, Attachment 2, as follows:

1.               Fixed Costs:

a.               Commencing in the first full month after the Revenue Service Start Date, on a monthly basis, the Authority shall pay the following “Fixed Costs:”

(i)             One-twelfth (1/12) of the Total Annual Non-Vehicle Fixed Cost amount stated in the Price Schedule, Line Item 3.

(ii)          One-twelfth (1/12) of the Annual Per-Vehicle Fixed Costs rate specified in the Price Schedule, Line Item 4, for each Revenue Vehicle in the Contractor’s fleet on the last day of the billing month.

b.              Effective on the first month of Year 2 of commencement of AAR service (as described in the Scope of Work, Attachment 1, Section 4, as “Phase II, Operations”), Fixed Costs shall be adjusted annually in accordance with Table 10 of the Consumer Price Index for All Urban Consumers (CPI-U) using the selected local area of New York – Northern NJ – Long Island, NY-NJ-CT-PA.  It is the Contractor’s obligation to submit for the first month in which an adjustment is available an invoice in an amount that accurately reflects the adjustment, if any, that is due.  Absent such invoice, it shall be within the Authority’s discretion whether to adjust Fixed Costs for that Contract Year.

c.               The Contractor may shift funds as necessary among items in the Fixed Costs category to meet operational needs, so long as the services required hereunder are in no way diminished and Contractor can justify the action upon request by the Authority or upon audit.  This paragraph shall not be construed to permit the Contractor to exceed the total annual allowable Fixed Costs.

d.              NYCT may adjust the Fixed Costs if it is determined that the Contractor has not provided the services related thereto.

2.               Variable Costs

The Authority shall pay the Contractor each month a varying amount calculated at the rates specified in the Price Schedule for “Per-Vehicle Mobilization Costs,” if any, “Maintenance Costs,” and “Vehicle Service Hour Costs,” including fuel costs collectively referred to as “Variable Costs.”

a.               The Authority shall pay the Contractor the one-time “Per-Vehicle Mobilization Costs,” Price Schedule, Line Item 2, D, for each Revenue Vehicle, if any, that the Authority assigns to the Contractor during the billing month.  Contractors with vehicles in Revenue Service pursuant to prior contracts are not eligible for this payment to the extent that this Contract assigns them the same number or fewer vehicles.  These Contractors are eligible for this payment thereafter, if they are assigned additional vehicles for Revenue Service expansion.

b.              The Authority shall pay the Contractor each month 1/12 of the Maintenance Costs, Price Schedule, Line Item 5 or 6, as applicable, based upon the actual number, type and age of Revenue Vehicles in the Contractor’s fleet on the last day of the billing month.  Once each year, effective the first of the month after the Contractor’s anniversary of its Revenue Service Start Date, the Authority will adjust the age category (i.e. A, B, or C) of all Revenue Vehicles in the Contractor’s fleet, based on the mileage and age of each vehicle at the time of adjustment.

c.               The Authority shall pay the Contractor each month for the actual number of Vehicle Service Hours as reconciled by the Contractor and approved by the Authority at the rate specified in the Price Schedule.  The Authority will not approve payment for any time included in the Vehicle Service Hours which is either: (i) in excess of 15 minutes more than the authorized deadheading from Pull-Out to the first actual Customer pickup, or (ii) in excess of fifteen minutes more than the authorized deadheading from the last actual Customer drop-off to Pull-In.

d.              The Authority shall pay the Contractor each month a varying amount for fuel used in Revenue Service which shall be equal to the product of the total number of Vehicle Service Hours performed (as determined for payments pursuant to Article 108.B.2.c, above) (“VSH”) times 1.5 gallons per Vehicle Service Hour times the Contractor’s Fuel Price Per Gallon, Price Schedule Line Item 8, as adjusted pursuant to Article 108.B.2.f (“Contractor’s Fuel Price, or “CFP”) (VSH x 1.5 x CFP).

e.               The Variable Costs shall be adjusted annually in accordance with the same terms and conditions for adjustment set forth in Article l08.B.l.b, above, for Fixed Costs except for Fuel Costs, which shall be adjusted in accordance with the terms and conditions for adjustment set forth in Article 108.B.2.f, below.

f.                 The price per gallon for fuel used in Revenue Service shall be adjusted quarterly on a calendar quarter basis, as follows:

i.                  The index to be used to calculate the change in the Contractor’s Fuel Price (“CFP”) (whether diesel or gasoline) for each quarterly adjustment is the average per-gallon diesel price reported by the U.S. Department of Energy Information Administration’s “Retail On-Highway Diesel Prices for the Central Atlantic Area” (“Fuel Price Index” or “FPI”) for the last Monday immediately preceding each Adjustment Date.

ii.               An initial adjustment to the Contractor’s Fuel Price Per Gallon (CFP), as set forth in the Price Schedule, Line Item 8, will be made for the period from the time of award of this Contract to the Revenue Service Start Date, based on any change in price that occurred between the FPI price on January 1, 2001 of $1.665 (“Base Fuel Price Index Amount,” or “BFPI”) and the first day of the first month of the calendar quarter in which the Revenue Service Start Date occurs.  Thereafter, the CFP will be adjusted quarterly effective on the first date of the first month of each calendar quarter (“Adjustment Date”).  For each Adjustment Date, including the Revenue Service Start Date Adjustment, the price to be utilized to determine the amount of change in price will be that reported by the FPI for the last Monday of the month preceding the Adjustment Date (“Adjustment Date Fuel Price Amount” or “AFPI”).

iii.            All prices used to calculate the amount of adjustment will be rounded to the third decimal place.

iv.           The Adjusted Contractor’s Fuel Price (“ACFP”) shall be equal to the product of the Adjustment Date Fuel Price Index Amount (“AFPI”) divided by the Base Fuel Price Index Amount (“BFPI”) of $1.665 times the Contractor’s Fuel Price ([AFPI/BFPI] X CFP = ACFP).  Thereafter, the most recent ACFP shall be the Contractor’s Fuel Price (“CFP”) for calculating quarterly adjustments.

g.              The Authority, in its sole discretion, may, at the commencement of the Contract or at any time thereafter, purchase tax exempt fuel for the Work.  In such event, the Contract will be modified to eliminate fuel costs from the Contract Price.

3.               Reimbursable Costs (Pass-Through Costs):

The Authority shall reimburse the Contractor for its actual costs and expenses as follows:

a.               Insurance Costs

i.                  No more frequently than once monthly, the Authority will pay the actual insurance premium costs paid by the Contractor for the contractually required automobile liability insurance including comprehensive collision insurance or Garage Keepers Legal Liability Insurance, as applicable.  Additionally, the Authority will pay actual premium costs for all required and permitted automobile insurance coverage, as well as premium financing costs, if the Project Manager expressly authorizes the Contractor to finance any or all premium costs.  The total annual payment for all such costs shall not exceed the amount stated in the Price Schedule for auto insurance reimbursable costs for each Revenue Vehicle.  No reimbursement shall be made to the Contractor for any item that has not been approved by the Authority prior to the Contractor having entered into a legal commitment for the expenditure.  In the event that the Contractor’s fleet is reduced, rebates on premiums and financing charges, if applicable, shall be obtained by the Contractor and refunded to NYCT.

ii.               On an annual basis the scheduled reimbursable amount will be adjusted by the Authority to reflect the Contractor’s actual insurance premium costs for the upcoming insurance coverage year.  However, in no event shall the adjusted scheduled reimbursable amount be greater than $12,000 in the first year of the contract, $13,200 in the second year, $14,520 in the third year, $15,970 in the fourth year, $17,570 in the fifth year, $19,326 (or the corresponding pro-rated amount) in the first option year in the event the Authority exercises its option pursuant to Article 124 of the contract and $21,258 (or the corresponding pro-rated amount) in the second option year in the event the Authority exercises its option pursuant to Article 124.  Each year, upon the Contractor’s receipt of any renewal notice for insurance coverage to be paid as a reimbursable cost by the Authority, the Contractor shall submit a copy of such notice and all requested documentation to the Authority including policy declaration pages, premium notices and/or invoices from the Contractor’s insurance company itemizing the premiums and corresponding insurance coverage to be provided.

iii.            The Authority, in its sole discretion, may, at the commencement of the Contract or at any time thereafter, purchase vehicle insurance for the Work.  In such event, the Contract will be modified to eliminate such insurance costs from the Contract Price.

b.              Tolls.

On a monthly basis, the Authority shall reimburse the Contractor’s actual expenses for tolls “ paid for operation of Revenue Vehicles in the course of providing Revenue Service.

c.               Third Party Lease Costs.  On a monthly basis, the Authority shall reimburse the Contractor’s approved monthly vehicle leasing costs for any Revenue Vehicle or Non-Revenue Vehicle leased from a third party.

d.              Non-Vehicle Mobilization Costs.  The Authority shall pay the Contractor’s “Non-Vehicle Mobilisation” costs upon submission of an invoice and adequate documentation to confirm that the Contractor has incurred such costs.  In no event shall the Contractor be paid for any amount expended that is in excess of the total amount specified in the Price

Schedule, Line Item 1, “Non-Vehicle Mobilization” costs.  The Contractor shall allocate its expenditures for mobilization costs in accordance with its Authority-approved Start-Up Plan and in a manner to assure that sufficient monies are available to pay all mobilization costs.  The Authority’s Project Manager may question and reject any mobilization cost if it appears that the expenditure will adversely affect the Contractor’s ability to effect mobilization.

4.               Date of Payment:

All monthly payments to the Contractor will be made net 30 calendar days of receipt by NYCT of a complete and proper invoice.

5.               The Contractor warrants that the costs set forth in the Price Schedule are in current U.S. dollars and do not include any allowance for any contingency to cover anticipated increased cost of performance, which are covered by the economic adjustment clauses contained in subparagraphs B.1.b. and B.2.b. above.  These provisions shall be the sole and exclusive measure of adjustment to the costs specified in the Price Schedule of this Contract without regard to actual changes in the cost or use of labor or materials since the Notice of Award of this Contract.

C.             Proper Invoice:

1.               In order to allow appropriate time to complete the reconciliation process, the Contractor shall not submit my invoice prior to 15 calendar days after the end of each month that constitutes the billing period.  In addition to any other requirement set forth in this Contract with respect to what constitutes a proper invoice or for the Contractor to be entitled to receive payment, the Contractor’s invoice, in triplicate, must set forth (1) a description, with specificity, of the goods delivered, Work performed, services rendered, or other event initiating entitlement to payment pursuant to the terms of this Contract; (2) that portion of the Contract price related to such payment less any deductions such as retainage required pursuant to the terms hereof (if any); and (3) the Contract number.  Should the invoice not be calculated correctly, such as not taking into account retainage as a deduction, the Authority may either reject the invoice or treat the invoice as proper only to the extent of the correct calculation of the amount thereof.

2.               NYCT will return incomplete or improper invoices to the Contractor.  In the event that an invoice is returned to the Contractor because it is incomplete or improper, the imposition of net 30 calendar day terms on NYCT will not begin until a complete and proper invoice is returned to NYCT.

3.               The Contractor shall provide a monthly bill itemized by the components of the Contract Price in paragraph B, above, “Payments.” (Variable Costs will be itemized by type of Revenue Vehicle, for each Revenue Vehicle operated by the Contractor).

D.            Supporting Documentation: The following are in addition to any other requirement set forth in this Contract with respect to supporting documentation that must accompany an invoice:

1.               The Contractor’s invoice must be accompanied by appropriate documentation that the deliverable has been delivered in accordance with the Contract, and if this Contract requires acceptance thereof as a condition precedent to payment, that the deliverable has been so accepted.

a.               All invoices for Vehicle Service Hours must be supported by complete and adequate documentation sufficient to permit NYCT to confirm that the Vehicle Service Hours were provided.

b.              All invoices for vehicle insurance costs shall be accompanied by a copy of the original invoice from the insurance company and a copy of the Contractor’s check for payment, and any other supporting documentation that NYCT directs.

c.               All invoices for any leased vehicles shall be accompanied by the leasing company’s invoice and a copy of the Contractor’s check for payment.

2.               Invoices must also be accompanied by all affidavits, time records, staffing and other records, as applicable, including E-Z Pass billing records in disk form, and applicable third-party lease invoices with their supporting documentation, provided for or required by the Contract to establish the amount of payment and/or performance of the Work billed, as well as a statement with sufficient specificity which establishes the basis on which the payment is due according to the Contract.  Any documentation generated by the Authority, such as certificates of acceptance, will be issued in accordance with the terms of the Contract.

3.               A sworn certificate or equivalent document signed by a knowledgeable officer of the Contractor that the services covered by the Contract have been performed for the period covered by the invoice.  Any false certification shall render the invoice void, and the Authority shall be entitled to recover immediately any monies paid on such invoices.

E.              Inspection, Review and Audit: In addition to any other requirements pertaining to the right of the Authority or other entity to perform inspections, reviews or audits with respect to any payment or to the Contract as a whole, the Authority reserves the right to inspect, review and/or audit each invoice for payment to verify that the invoice amount is consistent with the materials, labor, goods, and/or services provided and is in accordance with the provisions of the Contract, as well as to determine the resources applied or used by the Contractor in fulfilling the terms of the Contract or otherwise to verify that the Work, goods or services billed for were provided in accordance therewith.  The Authority will require ten (10) Authority business days from the Receipt of Invoice Date within which to perform this function.

Set-off: The Authority shall have the right to set-off against any payment due the Contractor under this Contract any unpaid legally enforceable debt owed by the Contractor to the Authority as outlined in Authority’s Prompt Payment Rules (21 NYCRR §1002).  Liquidated Damages as well as monies equal to the fare revenue that should have been collected, calculated as the number of Customer and Guest trips performed times the then applicable fare, shall be deducted by NYCT from the payments made to the Contractor each month.

F.              Designated Payment Office:  The Designated Payment Office, to which all invoices and supporting documentation are required to be submitted under this Contract, is as follows:

Original and (1) copy of all invoices to:

New York City Transit Authority
Disbursements Section
Room 780, Seventh Floor
130 Livingston Street
Brooklyn, New York 11201

In addition, one (1) copy of all invoices is required to be submitted simultaneously to:

Michael Cosgrove, Project Manager
New York City Transit Authority
Paratransit Division,
2 Broadway, 11th Floor
New York, New York 10004

G.             Conditions Precedent to Payment: Unless otherwise stipulated in writing by the parties, the Authority shall make payment subject to the following conditions, which are, unless waived in whole or in part by the Authority in writing, conditions precedent to payment:

1.               The Contractor is not, in the Project Manager’s and/or Procurement Sub-Division’s opinion, in material breach of this Contract;

2.               The Project Manager has accepted the Work.

3.               All records required to be submitted to the Authority have been received by the Authority, unless the Project Manager has, in writing, granted an extension of time.

H.            Withholding Payment: The Authority may withhold sums equal to any claims of the Authority against the Contractor, for indemnification or otherwise, pending settlement or other disposition of such claim.  The Authority may withhold from any payment otherwise due the Contractor as much as may be necessary to protect the Authority and if it so elects may also withhold any amounts due from the Contractor to any Subcontractors or Suppliers for work performed or material furnished by them.  The foregoing provisions shall be construed solely for the benefit of the Authority and will not require the Authority to determine or adjust any claims or disputes between the Contractor and his Subcontractors or Suppliers, or to withhold any moneys for their protection unless the Authority elects to do so.  The failure or refusal of the Authority to withhold any moneys from the Contractor shall in no way impair the obligations of any surety or sureties under any bond or bonds furnished under this Contract.  The Authority may withhold payment to the Contractor, if the Contractor fails to remedy unsuitable conditions.  The Contractor shall be given written notice of any unsuitable conditions.

I.                 Prompt Payment Rules and Regulations: The Authority will pay proper invoices within the time periods provided in the Prompt Payment Rules and Regulations (21 NYCRR §1002).  Payment will be deemed to have been made upon being mailed by the Authority.

J.                Final Payment: After the expiration of the Contract, or its termination, the Contractor shall submit an invoice marked “Invoice for Final Payment” covering all items not previously invoiced.  This “Invoice for Final Payment” shall contain or be accompanied by the information or supporting documentation, and shall otherwise be in the form, described in this Article or elsewhere in this Contract.  Any dispute over the proper amount of the Final Payment is subject to the dispute resolution provisions (Article 211) of this Contract.

K.            Audit and Adjustment: All payments are subject to audit and adjustment by the Authority, Contractor shall make its records available for three years (3) after the later of termination of or final payment under this Agreement.

L.              Retainage: The Authority will retain an amount equal to five percent (5%) of each monthly payment for the first year of the contract.  In each subsequent month, the Authority will retain an amount equal to 5% of each monthly payment minus an amount equal to the average of monthly retainages for the prior Contract Years.  Such retained monies shall be held as security for the full and faithful performance by the Contractor of all the conditions, covenants and requirements contained in this Agreement.

ARTICLE 109                  DRUG AND ALCOHOL TESTING

A.           The Contractor agrees to comply with the requirements of 49 CFR Parts 40, 653 and 654, promulgated by the U.S.  Department of Transportation - Federal Transit Administration to implement the Omnibus Transportation Employee Testing Act.  These regulations require that grantees of federal funds implement a program requiring Safety-Sensitive (as defined in the regulations) employees, including those of the Authority’s contractors (though not including subcontractors), to be subject to drug and alcohol testing.  In addition to performing such tests (including tests on a random basis), maintaining custody and control over the results thereof and transmitting the results thereof as required by the regulations, the Contractor will also be required to provide information and training regarding the testing program to all of its affected employees, including direct supervisors, and to certify that it has established and implemented the required program.

B.             If the Safety-Sensitive Work will commence within six months after the award of the Contract, the Contractor will submit the documents listed below for the Authority’s approval within thirty (30) days after Contract award.  If the Safety-Sensitive Work will commence at least six months after Contract award, the Contractor will submit the documents listed below for the Authority’s approval at least sixty (60) days prior to the commencement of the Safety-Sensitive Work.

1.               An initial certification of the Contractor’s compliance with 49 CFR Parts 653 and 654 in the form set forth in Paragraph C below.

2.               A copy of the Contractor’s Drug and Alcohol Testing Program policy statement.

3.               A copy of the Contractor’s training program for supervisors and employees.

4.               A copy of the Contractor’s drug and alcohol testing procedures for the following:

a.               pre-employment or transfer testing (drug testing only);

b.              random testing;

c.               reasonable suspicion;

d.              accident;

e.               return to work; and

f.                 refusal to be tested.

5.               A copy of the Contractor’s Drug and Alcohol Testing Program record keeping procedures.

6.               The name and location (address) of the following:

a.               collection site(s);

b.              laboratory;

c.               Medical Review Officer (MRO);

d.              Breath Alcohol Technician (BAT); and

e.               Substance Abuse Professional (SAP).

C.             To certify compliance with 49 CFR Parts 653 and 654, the Contractor shall submit initially as required by Paragraph B and annually thereafter while Safety-Sensitive work is performed, certifications in the following form:

SUBSTANCE ABUSE CERTIFICATIONS

NYC Transit Authority Contract No.:

Contract Description:

Contractor’s Name:

Alcohol Testing Certification

As required by FTA regulations, “Prevention of Alcohol Misuse in Transit Operations,” at 49 CFR 654.83, Contractor certifies that it has established and implemented an alcohol misuse prevention program complying with the requirements of 49 CFR Part 654.

and

Anti-Drug Program Certification

As required by FTA regulations, “Prevention of Prohibited Drug Use in Transit Operations,” at 49 CFR 653.83, Contractor certifies that it has established and implemented an anti-drug program and has conducted employee training complying with the requirements of 49 CFR Part 653.

Date:	, 20
Signature of Authorized Officer

Title of Authorized Officer

The Contractor shall submit the FTA required Management Information System (MIS) reports before February 1 of each year of the Contract. The Contractor may obtain current versions of the MIS forms by contacting the FTA at (617) 494-6336.

D.            The Contractor shall submit a semi-annual MIS report summarizing its Drug and Alcohol Testing Program results, if required by the Project Manager.

E.              The Contractor shall submit one copy of all required documentation, reports and certifications, other than the MIS report, to the Authority’s Project Manager and one copy to the Senior Director, Medical Information Management Services. If the Contractor elects to submit its MIS report using paper forms, the Contractor must submit an original signed form to the Senior Director, Medical Information Management Services, with a copy to the Authority’s Project Manager.  If the Contractor elects to submit its MIS report using a CD diskette, the Contractor must submit an original signed front page from the CD diskette form and the completed CD diskette to the Senior Director, Medical Information Management Services, with a copy of the front page from the CD diskette form to the Authority’s Project Manager.

F.              The Contractor shall immediately notify the Project Manager, in writing, of any changes to the documentation, reports or certifications previously submitted to the Authority.  Notwithstanding this requirement, the Contractor, unless otherwise required, does not have to report statistical changes resulting from its drug and alcohol tests.

G.             If the Authority determines after award that the Contractor is performing Safety-Sensitive Work, Contractor shall be required to comply with the regulations. In the event such compliance entails costs and expenses not otherwise being borne by the Contractor, they will be eligible for reimbursement in accordance with Article 206, “Changes.”

H.            The Contractor shall make immediate notification to the Authority’s Project Manager if the Contractor intends to use its employees to perform or performs Safety-Sensitive Work previously performed by a subcontractor’s employees. The Contractor shall submit copies of all documentation requiring Authority approval (as set forth in Paragraph B) prior to commencement of the Safety-Sensitive Work by the Contractor. If the Contractor assumes the performance of

Safety-Sensitive Work previously performed by a subcontractor, the Contractor will not be eligible for reimbursement for extra work as such term is defined in Article 206, “Changes.”

I.                 The Contractor agrees to permit any authorized representative of the United States Department of Transportation, the Federal Transit Administration, or the Authority, to inspect the facilities and records associated with the implementation of the drug and alcohol testing program as required under 49 CFR Parts 653 and 654 and review the testing process.

J.                Compliance with this Article 109 and Article 110 shall be deemed a material obligation of this Contract.

ARTICLE 110                 PRIVACY ACT

A.           The Contractor agrees to comply with, and assures the compliance of its employees with, the information restrictions and other applicable requirements of the Privacy Act of 1974, 5 USC §552a.  Among other things, the Contractor agrees to obtain the express consent of the Federal Government before the Contractor or its employees operate a system of records on behalf of the Federal Government.  The Contractor understands that the requirements of the Privacy Act, including the civil and criminal penalties for violation of that Act, apply to those individuals involved, and that failure to comply with the terms of the Privacy Act may result in termination of the Contract.

B.             The Contractor also agrees to include the requirements of this Article in all subcontracts to administer any system of records on behalf of the Federal Government issued pursuant to this Contract.

ARTICLE 111                 LIQUIDATED DAMAGES

A.

1.               The Contractor acknowledges that strict adherence to the Contract terms and conditions is necessary to provide safe, reliable, and on-time service to AAR Customers in a Customer- friendly manner.  The Contractor represents that it is qualified to and will perform transportation services that comply with the Scope of Work and meet best paratransit industry standards.

2.               NYCT will closely monitor performance of this Work.  NYCT has the right to enter the Contractor’s premises at any time without advance notice to or authorization from the Contractor in order to observe the Contractor’s operations.  Monitoring methods that will be used to assess the Contractor’s performance include, but are not limited to, radio monitoring, telephone monitoring and recording, on-street service monitoring and random facility, vehicle and records inspections.

3.               The Contractor acknowledges that a pattern of deficient performance and inadequate response on the Contractor’s part will cause the Authority to incur damages. Inasmuch as the amount of such damages and the loss to the Authority will be extremely difficult to ascertain, it is hereby expressly agreed that such damages will be liquidated and paid not as a penalty, but as liquidated damages.

B.             Upon a determination by the Project Manager that the Contractor has engaged in a pattern of deficient performance and inadequate response with respect to the provision of safe, reliable, or on-time performance, as defined below, not due to factors outside the control of the Contractor, the following damages shall be assessed:

1.               Reliable Service:

a.               Contractor No-Shows:

Contractor No-Shows adversely affect the reliability of AAR service. For each month in which Contractor No-Shows exceed .3% of all trips assigned to the Contractor for a specified month, Contractor shall pay the Authority the sum of $20.00 for each No-Show.

b.              Late/Failed Pul1-Outs:

A failure of the Contractor to meet daily Pull-Outs because of a failure to have sufficient Revenue Vehicles or Vehicle Operators available for service adversely affects the reliability of AAR service. In any month in which more than .3% of total Routes for the month failed to Pull-Out within 45 minutes of the Pull-Out time for the Route, Contractor shall pay the Authority the sum of $500,00 for each failed Pull-Out.

2.               On-Time Performance:

Late pick-ups adversely affect the On-Time Performance of AAR service. In any month in which Contractor fails to achieve 95% On-Time Performance, the Contractor shall pay the Authority the sum of $10.00 for each late pick-up that occurred 15 minutes or more past the Scheduled Pick-Up Window.

3.               Safe Service:

Inadequately maintained Revenue Service Vehicles, inadequately trained Vehicle Operators, placement into service of Vehicle Operators who do not meet the qualifications and training requirements of the Scope of Work, Vehicle Operators who exhibit unsafe operation of Revenue Vehicles, Vehicle Operators who are placed or allowed to remain in service when they are unfit for duty, and failure to report Accidents as required by the Scope of Work adversely affect the safe operation of the service. Upon a determination of the Project Manager that Contractor’s record of performance of the Scope of Work has caused the events described herein to occur at such a level that the safe operation of AAR service has been placed at risk, Contractor shall pay the Authority the sum of $250.00 per day until such time as the Project

Manager determines that the Contractor has implemented a plan that will cure the specified deficiencies.

4.               Quality of Customer Service:

Customer service is adversely affected when Contractor fails to keep Revenue Vehicles clean, fails to maintain and utilize heating and air conditioning, as applicable, in the Revenue Vehicles, places Vehicle Operators in service who do not adhere to the standards for Vehicle Operator uniforms, permits Vehicle Operators to remain in service who are discourteous or abusive to Customers or who violate the rules for Vehicle Operators when in Revenue Service. Upon a determination of the Project Manager that Contractor’s record of performance of the Scope of Work has caused the events described herein to occur at a level such that AAR Customers’ satisfaction with service quality has been placed at risk, Contractor shall pay the Authority the sum of $10.00 per incident until such time as the Project Manager determines that the Contractor has implemented a plan that will cure the specified deficiencies.

C.             Should the Contractor wish to contest all or part of an assessment of liquidated damages, it must, within ten (10) business days from the date of such notice, respond in writing to the Project Manager stating the reasons why such assessment is in error. The Project Manager may affirm, modify, or withdraw the assessment, as he deems appropriate. If the Contractor fails to contest a notice of assessment of liquidated damages within ten (10) business days from the date of such notice, the assessment becomes final and binding upon the Contractor without further notice from NYCT.

ARTICLE 112                  VEHICLE LEASES

A.           Unless otherwise directed by the NYCT, the Contractor shall utilize NYCT-owned paratransit vehicles to provide Revenue Service, and NYCT-owned Non-Revenue Vehicles which shall be assigned and leased to the Contractor subject to the terms and conditions of the lease that is appended hereto and incorporated herein as Attachment No. 3.

B.             NYCT reserves the right to direct the Contractor to lease Revenue and Non-Revenue Vehicles from third parties in accordance with Article 120 below.

ARTICLE 113                  PROSECUTION OF THE WORK

A.           During the prosecution of the Work, should unforeseen difficulties of any nature be encountered, the Contractor shall promptly notify the Project Manager and take every necessary or proper precaution to overcome the unforeseen difficulty according to the direction of the Project Manager and as provided in these Contract Documents.

B.             All goods and workmanship shall be of the best class in every respect, and the Project Manager shall be the sole judge of quality and efficiency.

C.             In all operations connected with the Work, the Contractor shall comply with applicable local laws and ordinances of the City of New York, and all laws of the State of New York which control or limit in any way the actions of those engaged in the Work, or affecting the Work belonging to or used by them, shall be strictly complied with, and further, the Contractor shall comply with all applicable Federal, State and City regulations regarding the transportation of Customers and other passengers.

D.            The Contractor shall employ only competent, skillful, and faithful personnel to do the Work.

E.              The Contractor hereby represents that prior to submitting his proposal, he examined the Scope of Work in detail and satisfied himself as to the intent of the Scope of Work relating to the Work to be performed, and he shall not at any time make any claim for damage or extension of time, or any other demand because of any misinterpretation or misunderstanding of the Scope of Work, or because of any lack of information.

F.              All goods of whatever kind, which, during their installation become damaged from any cause whatsoever, shall be removed and shall be replaced by new, undamaged goods without any additional cost to the Authority.

G.            The Contractor shall furnish all labor, material, plant, tools, supplies and other means necessary to perform the Work described in the Contract Documents in accordance with the Scope of Work, and shall perform such Work within the direction and to the satisfaction of the Project Manager.

H.            The Contractor agrees to deliver and install conforming goods in accordance with the Scope of Work.

ARTICLE 114                  INSURANCE

The Contractor and any Subcontractor shall procure at a minimum, the insurance coverage specified in Attachment 4. The Contractor or Subcontractor shall be responsible for any deductible amount.

ARTICLE 115                  RISK OF LOSS

A.           The Contractor assumes the risk of, and shall be responsible for, any loss or damage to Authority property, including property and equipment leased by the Authority, used in the performance of this Contract, and caused, either directly or indirectly by the acts, conduct, omissions or lack of good faith of the Contractor, its officers, managerial personnel, and employees or any person, firm, company, agent or others engaged by the Contractor as expert, consultant, specialist, or subcontractor hereunder.

B.             In the event that any such Authority property is lost or damaged, except for normal wear and tear, then the Authority shall have the right to withhold further payments hereunder for the purpose of set-off, in sufficient sums to cover such-loss or damage.

C.             The Contractor agrees to indemnify the Authority and hold it harmless from any and all liability or claim for damages due to any such loss or damage to any such Authority property.

D.            The rights and remedies of the Authority provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or by the Contract.

ARTICLE 116                 SUBCONTRACTORS

A.           If the Contractor will cause any part of this Contract to be performed by a Subcontractor, unless otherwise expressly provided elsewhere in this Contract, the provisions of this Contract will apply to such Subcontractor and its officers, agents and employees in all respects as if it and they were employees of the Contractor; and the Contractor will not be in any manner thereby discharged from its obligations and liabilities hereunder, but will be liable hereunder for all acts and negligence of the Subcontractor, its officers, agents and employees, as if they were employees of the Contractor. The employees of the Subcontractor will be subject to the same provisions hereof as the employees of the Contractor; and the Work performed by the Subcontractor will be subject to the provisions hereof as if performed directly by the Contractor.

B.             The Contractor, before making any subcontract for any portion of the Work, will state in writing to the Authority the name of the proposed subcontractor, the portion of the Work which the proposed subcontractor is to do, its place of business, and such other information as the Authority may require. The Authority will have the right to require the Contractor not to award any subcontract to a person, firm or corporation disapproved by the Authority.

C.             Before entering into any subcontract hereunder, the Contractor will inform the proposed subcontractor fully and completely of all provisions and requirements of this Contract relating either directly or indirectly to the Work to be performed. Any Work performed by a Subcontractor will strictly comply with the requirements of this Contract.

D.            In order to qualify as a Subcontractor satisfactory to the Authority, in addition to the other requirements herein provided, the proposed subcontractor must be prepared to prove to the satisfaction of the Authority that it has the necessary facilities, skill and experience, and ample financial resources to perform the Work in a satisfactory manner.  To be considered skilled and experienced, the proposed subcontractor must show to the satisfaction of the Authority that it has satisfactorily performed Work of the same general type which is required to be performed under this Contract.

E.              If any proposed subcontractor or supplier is a subsidiary or affiliate of Contractor, then NYCT will require the submission of two (2) additional competitive bids (for a total of three) from other potential subcontractors or suppliers for the Work required to be performed under this Contract. The Contractor must provide justification for the selection of its own subsidiary or affiliate and will be subject to NYCT review and approval.

ARTICLE 117                  RELATIONSHIP OF CONTRACTOR TO THE AUTHORITY

The relationship of Contractor to the Authority is that of an independent Contractor, and said Contractor, in accordance with its status as such, covenants and agrees that it will conduct itself consistent with such status, that it will neither hold itself out as nor claim to be an officer or employee of the Authority (or the MTA or the City) by reason hereof, and that it will not, by reason hereof, make any claim, demand or application to, or for any right or privilege applicable to an officer or employee of the Authority (or the MTA or the City), including, but not limited to, Workers’ Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or retirement membership or credit.

ARTICLE 118                 DISCLOSURE

Contractor hereby represents that to the best of its knowledge neither it nor any of its personnel has been the subject of any investigation or has any of them been convicted or indicted for commission of any crime involving misconduct, corruption, bribery, or fraud in connection with any public contract in the State of New York or any other jurisdiction, except as has been specifically disclosed in writing to the Authority, and that, should any such conviction or indictment be obtained or any such investigation commenced prior to the expiration of the term hereof, regardless of the date of the occurrence giving rise to the subject matter of such conviction, indictment or investigation, it will be disclosed in writing to the Authority.  Breach of this provision is expressly understood to constitute a material breach hereof.

ARTICLE 119                  PUBLICITY

A.           Prior written approval of the Authority is required before the Contractor or any of its employees, servants, agents or independent contractors may, at any time, either during or after completion or termination of this Contract, make any statement to the press or issue any material for publicity through any medium of communication bearing on the Work performed or data collected under this Contract.

B.             If the Contractor wishes to publish a work dealing with any aspect of performance under this Contract, or of the results and accomplishments attained in such performance, such publication requires the prior written approval of the Authority, which approval may be conditioned upon the Authority’s obtaining royalties from the Contractor, and also obtaining a non-exclusive and irrevocable license to reproduce, publish, or otherwise use and authorize others to use the publication.

ARTICLE 120               VEHICLES LEASED BY CONTRACTOR FROM THIRD PARTIES

In the event that the Contractor is directed to lease Revenue Vehicles from a third party in order to provide paratransit services pursuant to this Agreement, the lease agreement must be approved in advance by the Authority and the Authority will reimburse the approved leasing costs pursuant to Article 108. The following provisions must be included in any vehicle lease with a third party:

A.           Right of Assignment

1.               The vehicles leased herein are procured for the purpose of fulfilling Lessee’s obligations pursuant to a separate agreement with the New York City Transit Authority (“Transit Authority”) that grants Lessee the right to provide public services on its behalf. If said right is terminated, or if the Transit Authority reassigns any of Lessee’s routes, the Transit Authority will exercise its right, granted by this provision, to receive assignment of this Lease and reassign it according to the following terms and conditions:

2.               The Transit Authority shall send written notice of the assignment and assumption to the Lessor and execute all documents reasonably required by the Lessor.  The Transit Authority shall be bound by all of the covenants of this Lease, except, the insurance provisions, because the Transit Authority is a self-insuring public benefit corporation created under the New York Public Authorities Law.

3.               The Transit Authority shall have the right upon written notice to the Lessor to reassign the lease to any one of its paratransit contractors (proposed lessee). Any reassignment shall be subject to the Lessor’s credit approval of the proposed lessee.  Such credit approval may be denied on the basis of the proposed lessee’s failure to satisfy the Lessor’s standards of credit worthiness, as determined in the sole discretion of the Lessor.

4.               The credit approval shall be deemed granted thirty (30) days after the Transit Authority’s assignment to the proposed lessee, unless the Lessor sends prior written notice to the Transit Authority. Upon Lessor’s credit approval of the proposed lessee, the reassignment of the lease to and assumption of the lease by the Authority-designated paratransit contractor (Lessee) shall be deemed in effect, and the Transit Authority shall have no further obligations to the Lessor.

5.               If the credit approval is denied, the Transit Authority may guarantee in writing the proposed lessee’s payments to the Lessor. Upon Lessor’s receipt of such guarantee, the assignment of the lease to and assumption of the lease by the Authority-designated paratransit contractor (Lessee) shall be deemed in effect, and the Transit Authority shall have no further obligations to Lessor.

B.             Option to Purchase:

1.               Upon payment in full of all rents and obligations due under the lease by and between Lessor and Lessee, the Transit Authority shall have the option to purchase the vehicle and any equipment thereon (the “Equipment”) as more fully described herein, for the sum of one and 00/100 dollars in United States Currency ($1.00) (the “Purchase Price”) on an “as is, where is”

basis provided the Lessee is not then in default of any material terms and conditions of this Lease, which default has not been cured by the Transit Authority.

2.               In the event the Transit Authority elects not to exercise this purchase option, the Lessee shall have the option to purchase the Equipment for the Purchase Price plus all applicable sales or use tax on an “as is, where is” basis provided the Lessee is not then in default of any terms and conditions of this Agreement.

3.               With respect to the Equipment at that time, Lessor makes no representation or warranty, express or implied, as to any matter whatsoever, including the condition of the Equipment, its merchantability, or its fitness for a particular purpose.

4.               Lessor shall execute and deliver to Lessee, or the Authority, as applicable, all documents necessary and proper to effect the transfer of ownership of the Equipment to Lessee upon payment by Lessee of the Purchase Price.

C.             Transit Authority-Third Party Beneficiary

Lessee and Lessor agree that the Transit Authority is a third party beneficiary of the Lease for purposes of these special conditions.

ARTICLE 121                 AMENDMENTS

This Contract may be amended only by an instrument in writing executed by the Authority and Contractor.

Any and all notices under this Agreement, if to the Contractor shall be delivered to:

Mr. David Kessler, Vice President

Atlantic Paratrans, Inc.

7 North Street,

Staten Island, NY 10302

718-556-8077

718-442-7672 (Fax)

and if to the Authority,

Michael Cosgrove, Project Manager

New York City Transit Authority

Paratransit Division,

2 Broadway, 11th Floor

New York, New York 10004

646-252-5041
646-252-5019(Fax)

ARTICLE 122                  ATTACHMENTS

Attachment numbers 1-22 are incorporated in this Contract and shall be deemed to apply to the entire Contract.

ARTICLE 123                  RESCISSION

In the event that the Authority elects to execute this Contract prior to submission by the Contractor and approval by the Authority of any required document, such as an insurance policy, the Authority may, in its sole discretion, rescind this Contract if all such matters have not been resolved to the Authority’s satisfaction within thirty (30) days after execution hereof.

ARTICLE 124                  EXTENSION OF TERM

A.           The Authority has the option to extend the term of the Contract with no change to the Contract Price, except for those adjustments to the Contract Price which are set forth in the Contract, for up to two (2) additional year(s). This option may be exercised, in the sole discretion of the Authority, for a single or multiple term(s) of four (4) or six (6) months, for a one-year or two one-year terms, or for a two-year term.

B.             The option shall be exercised by notification by the Authority to the Contractor, in writing, that it is exercising the option to extend the term of the Contract, at any time prior to three months in advance of the expiration of the Contract.

ARTICLE 125                  ORDER OF PRECEDENCE

If there is a conflict between provisions of this Agreement, the following order of precedence shall apply:

A.           Terms and Conditions

B.             Scope of Work, Attachment No. 1

C.             Price Schedule, Attachment No. 2

D.            Other Attachments

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective with the date set forth in the Notice of Award.

Contractor:	Atlantic Paratrans, Inc.	New York City Transit Authority:

Signature:	/s/ David S. Kessler	Signature:	/s/ Timothy P. Rooney
Name:	David S. Kessler	Name:	Timothy P. Rooney
Title:	Vice President	Title:	Assistant Chief Procurement Officer
Date:	October 4, 2001	Date:	October 4, 2001

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK,	)
) SS.:
COUNTY OF Kings	)

On this 4th day of October, 2001, before me personally appeared Timothy P. Rooney to me known, who, being by me first duly sworn, did depose and say: That he is the Assistant Chief Procurement Officer of the New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers Notary Public, State of New York
No. 24-5015180
Qualified in Kings County
Commission Expires: July 19, 2005

ACKNOWLEDGMENT FOR CONTRACTOR, IF A CORPORATION

STATE OF NEW YORK,	)
) SS.:
COUNTY OF KINGS	)

On this 4th day of October 2001 , before me personally appeared David S.Kessler to me known, who, being by me first duly sworn, did depose and say: That he resides at No. 7 North Street, in the City of Staten Island, in the County of Richmond, in the State of New York, that he is the Vice President of Atlantic Paratrans, Inc., the corporation described in and which executed the foregoing contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said contract is such corporate seal, that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ Stacey A. Myers
Stacey A. Myers Notary Public, State of New York
No. 24-5015180
Qualified in Kings County
Commission Expires: July 19, 2005

NEW YORK CITY TRANSIT AUTHORITY

Division of Materiel

GENERAL CONTRACT PROVISIONS

ARTICLE 201                                          AGREEMENT

The Contractor agrees to perform the Work in accordance with requirements and terms and provisions hereinafter set forth in the Contract Documents.  In consideration for the complete, satisfactory and proper performance thereof by the Contractor, the Authority agrees to pay to the Contractor, and the Contractor agrees to accept as full compensation therefor, the sums of money set forth in the Price Schedule at the time and in the manner and upon the terms and conditions hereinafter set forth in the Contract Documents.

ARTICLE 202                                          NOTICES

Except as otherwise specifically provided, the delivery of any notice, direction or communication to the Contractor or the Authority shall be made by hand, mail, or facsimile transmission directed to the Contractor at the address set forth in the Bid and to the Authority to the attention of the Project Manager at the address set forth in the Notice of Award, and shall be deemed to be sufficient service thereof as of the date of such delivery by hand or transmission or three (3) days after mailing. With respect to notices to the Authority, the Contractor shall additionally send a copy of each notice sent to the Project Manager to the Authority’s Division of Materiel to the attention of the Procurement Representative. The addresses may be changed at any time by notice in writing. Nothing contained herein shall be deemed to preclude or render inoperative the service of any notice, direction or other communication personally upon the Contractor, or if the Contractor is a corporation, upon any officer or director thereof. Nothing in this article shall be deemed as a waiver by the Authority of other requirements with respect to the service of process upon it.

ARTICLE 203                                          GENERAL RULES OF INTERPRETATION

A.                                   The Information for Bidders, the Bid (including the Price Schedule), General Contract Provisions, Specific Contract Provisions, Schedules (excluding Schedule H, Bidder’s Qualification Questionnaire or Schedule J, Responsibility questionnaire), all Addenda (if any), the Technical Specifications (if any), the Contract Drawings (if any), the Attachments (if any), and the Notice of Award, constitute the Contract and shall be referred to collectively as the “Contract” or the “Contract Documents.”

B.                                     The Contract is also deemed to include by reference those portions of the Bidder’s Qualification Questionnaire or Responsibility Questionnaire which contain additional conditions and obligations on the Contractor and rights in favor of the Authority.

C.                                     References to any agreement or other instrument shall be deemed to include such agreement or other instrument as it may, from time to time, be modified, amended, supplemented, or restated in accordance with its terms.

D.                                    The word “Contractor” when used in this Contract, shall mean the Bidder to whom the Authority awards this Contract.

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E.                                 The terms “hereof,” “herein,” “hereby, “herewith,” “hereto,” and “hereunder” shall be deemed to refer to this Contract.

F.                                  The headings of the paragraphs are inserted for convenience only and shall not affect the construction or interpretation of this Contract.

K.                                Defined terms appertaining to this Contract are set forth in the Specific Contract Provisions.

G.                                 All references to “days” shall be deemed to be calendar days, unless otherwise expressly indicated.

H.                                All references to “business days” shall be deemed to be references to the days of Mondays through Fridays, exclusive of Authority observed holidays.

I.                                     All notices hereunder must be in writing, in accordance with Article 202, unless expressly indicated otherwise.

J.                                    As used herein the singular shall mean and include the plural; the masculine gender shall mean and include the feminine and neuter genders; and vice versa.

ARTICLE 204                                          CONSENT OF AUTHORITY REQUIRED FOR SUBCONTRACTING, SUBLETTING OR ASSIGNMENT

The Contractor shall not subcontract, assign, transfer, convey, sublet or otherwise dispose of this Contract or its right, title or interest in or to the same or any part thereof without the prior written consent of the Authority.  A violation of this provision shall be deemed to be a material breach of the Contract.

ARTICLE 205                                          COORDINATION WITH OTHER CONTRACTORS

During the progress of the Work, it may be necessary for other contractors and/or other persons (including personnel of the Authority) to do work in or about the work site. The Authority reserves the right to permit and put such other contractors and such persons to work and to afford them access to the Work Site (if applicable) at such time and under such conditions as does not unreasonably interfere with Contractor. The Contractor shall prosecute its Work continuously and diligently and shall conduct its Work so as to minimize interference with such other work.

ARTICLE 206                                          CHANGES

A.                                   This Contract may be modified and changed from time to time as agreed to in writing between the parties hereto, in a manner not materially affecting the substance hereof.

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B.                                     No change in or modification, termination or discharge of this Contract in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by the party to be charged therewith or his duly authorized representative; provided, however, that any change in or modification, termination or discharge of this Contract expressly provided for in this Contract shall be effective as so provided.

C.                                     It is agreed by the Contractor that any change resulting in additional Work shall be paid at the applicable rates set forth in the Price Schedule for equivalent items as determined by the Project Manager. In the event that the Authority shall order additional Work for which there are no applicable rates set forth in the Price Schedule for equivalent items, it is understood and agreed by Contractor that the Authority and Contractor shall negotiate a mutually agreeable price to be paid by the Authority for Contractor’s performance of such additional Work. In the event that the parties are unable to agree upon a price for the additional Work, the Project Manager may nevertheless direct the Contractor to proceed with the additional Work. The Contractor shall diligently proceed with the additional Work, but may, initiate a dispute within five (5) days of the Project Manager’s directive to proceed pursuant to Article 211, DISPUTES, for a determination by the Disputes Resolution Officer (DRO) as to a reasonable price therefor.

D.                                    If as a result of the change or modification, the Authority determines that more time is required for the Contractor to complete performance than is specified within the Contract, the Authority will extend the time for Contractor’s performance by the number of days actually required for Contractor to complete the Work.

ARTICLE 207                                          EXTENSIONS OF TIME

A.                                   If the Contractor is delayed at any time during the progress of the Work by the neglect or failure of the Authority or by a Force Majeure, then the time for completion and/or affected delivery date(s) shall be extended by the Authority subject to the following conditions:

1.                                       the cause of the delay arises after the Notice of Award and neither was nor could have been anticipated by the Contractor by reasonable investigation before such award;

2.                                       the Contractor demonstrates that the completion of the Work and/or affected delivery(s) will be actually and necessarily delayed;

3.                                       the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and measures whether before or after the occurrence of the cause of delay; and

4.                                       the Contractor makes written request and provides other information to the Authority as described in paragraph (D) below.

A delay meeting all the conditions of this paragraph (A) shall be deemed an excusable delay. Any concurrent delay which does not constitute an excusable delay shall not be the sole basis for denying a request hereunder.

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B.                                     Any reference in this Article to the Contractor shall be deemed to include materialmen, Suppliers and Subcontractors, whether or not in privity of contract with the Contractor, all of whom shall be considered as agents of the Contractor for the purpose of this Article.

C.                                     The Authority reserves the right to rescind or shorten any extension previously granted, if subsequently the Authority determines that any information provided by Contractor in support of a request for an extension of time was erroneous; provided however, that such information or facts, if known, would have resulted in a denial of the request for an excusable delay.  Notwithstanding the above, the Authority will not rescind or shorten any extension previously granted if the Contractor acted in reliance upon the granting of such extension and such extension was based on information which, although later found to have been erroneous, was submitted in good faith by the Contractor.

D.                                    The request for an extension of time pursuant to paragraph (A) above, shall be made within ten (10) days after the time when Contractor knows or should know any cause for which it may claim an excusable delay and shall provide any actual or potential basis for an extension of time, identifying such cause and describing, as fully as practicable at that time the nature and expected duration of the delay and its effect on the completion of that part of the Work identified in the request.  Contractor shall not be entitled to an extension of time unless it affirmatively demonstrates that it is entitled to such extension.  The Authority may require the Contractor to furnish such additional information or documentation as the Authority shall reasonably deem necessary or helpful in considering the requested extension.  The Contractor must also comply with requirements sets forth in the Specifications (if any) regarding Contractor’s detailed schedule for performance.

E.                                      Within thirty (30) days of its receipt of all such information and documentation (or within thirty (30) days of Contractor’s filing of the original request in the event the Authority requires no such additional material] the Authority shall advise the Contractor of its decision on such requested extension; except that, where it is not reasonably practicable for the Authority to render such decision in the thirty (30) day period, it shall, prior to the expiration of such period, advise the Contractor that it will require additional time and the approximate date upon which it expects to render such decision.

F.                                      In regard to an injunction, strike or interference of public authority which may delay the Work, the Contractor shall promptly give the Authority a copy of the injunction or other order and copies of the papers upon which the same shall have been granted. The Authority shall be accorded the right to intervene or become a party to any suit or proceeding in which any such injunction shall be obtained and to move to vacate the same or otherwise, as the Authority may deem proper.

G.                                     Neither the permitting of the Contractor to proceed with the Work subsequent to the date specified in the Contract (as such date may have been extended pursuant to this Article), the making of any payments to the Contractor thereafter, nor the issuance of any Change Order thereafter, shall operate as a waiver on the part of the Authority of any rights under this Contract, including but not limited to the assessment of liquidated damages (if any) or declaring Contractor in default.

H.                                    In case the Contractor shall be delayed at any time or for any period by two or more of the causes above-mentioned in this Article, the Contractor shall not be entitled to a separate extension for each one of the causes but only one period of extension shall be granted for the delay.

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I.                                         The Contractor agrees to make no claim for damages for delay of any kind in the performance of this Contract whether occasioned by any act or omission of the Authority or any of its representatives and Contractor agrees that any such claim shall be compensated for solely by an extension of time to complete performance of the Work as provided herein.

ARTICLE 208                                          REMEDIES IN CASE OF DEFAULT & TERMINATION FOR CAUSE

A.                                   The Contractor shall be in default if it commits a breach of the Contract deemed material by the Authority.  Without limiting the generality of the foregoing and in addition to those instances specifically referred to in the Contract, the Contractor shall be in such default if: (i) it fails to begin the Work in accordance with the requirements of the Contract; (ii) it abandons the Work; (iii) it assigns or subcontracts the Work other than as provided in the Contract; (iv) at any time the Project Manager shall be of the opinion that performance of this Contract is unnecessarily or unreasonably delayed, or that the Contractor is willfully violating any of the provisions or covenants of this Contract or is not executing the same in good faith or in accordance with its terms; (v) the Work is not completed within the time prescribed, as may be extended by the Authority; or (vi) the Contractor becomes insolvent (other than as a bankrupt), or assigns for the benefit of creditors, or takes advantage of any insolvency statute or debtor or creditor law or if its property of affairs are put in the hands of a receiver; or (vii) the Project Manager shall be of the opinion that the Work cannot be completed within the time herein provided therefor or within the time to which such completion may have been extended provided, however, that the impossibility of timely completion is in the Project Manager’s opinion, attributable to conditions within the Contractor’s control.

B.                                     In the event of a default by the Contractor, the Authority will notify the Contractor of the default, in writing, and the Contractor shall immediately cease performance of the Work or any part thereof under this Contract.  The Authority shall thereupon have the right to take any action necessary to complete the Work, including performing the Work itself, or contracting with another individual or entity.  In the event the Work is completed by the Authority or others, Contractor shall be liable for the costs and expense of said labor, materials, plant, tools, equipment, supplies and property.  The costs and expenses so charged may be deducted by the Authority and paid out of any monies otherwise payable to the Contractor.

C.                                     The Authority may also bring any suit or proceeding to recover damages or to obtain any other relief or for any other purpose proper under this Contract.

D.                                    The Authority may, in its sole discretion, waive a default by the Contractor, but such waiver, and failure by the Authority to take action in respect to any default, shall not be deemed a waiver of any subsequent default.

E.                                      In case the Authority shall by Contract or otherwise complete the Work or any part thereof under the provisions of Paragraph B above, the Project Manager from time to time during the course of the completion of the Work or such part thereof or at any time thereafter, shall certify to the amount of the expense incurred by the Authority in the completion of the Work or such part thereof.

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Said certificate shall be final and conclusive upon the Contractor and admissible in evidence against the Contractor, and his legal representatives, in any litigation arising or growing out of this Contract.

F.                                      In the event that the Authority wrongfully terminates the Contract for default, such termination shall be deemed to be a termination for convenience in accordance with Article 209.

ARTICLE 209                                          TERMINATION FOR CONVENIENCE

A.                                   In addition to any rights of termination by the Authority which may exist pursuant to this Contract or by law, the Authority may terminate performance of this Contract at any time for its own convenience upon giving written notice thereof specifying the effective date, whereupon all further liability of the Authority to the Contractor under this Contract shall cease.  In the event of such termination, a proportionate part of the compensation due for Contract Work performed prior to the effective date of such termination and deemed acceptable to the Authority, will be paid to the Contractor as determined by the Authority.

B.                                     Upon receipt of a notice of termination under this article, the Contractor shall cease performance of the Contract Work, shall cancel all cancelable orders and place no further orders.  The Authority’s only obligation with respect to such termination for convenience is to compensate the Contractor for the goods/services supplied up until the effective date of termination, provided, however, that in the event the termination for convenience is predicated on a cessation or reduction of funding carmarked for purposes hereof, the Authority’s payment obligations with respect to such termination for convenience will be limited to the amount of such funding actually received herefor. The Contractor shall not be entitled to any other payment by virtue of the Authority’s exercise of its right of termination as provided in Paragraph A of this Article and expressly waives and relinquishes any right to claim damages or pursue any other remedy at law or relief in equity including specific performance, by virtue of the Authority’s exercise of such right of termination.

C.                                     The Authority at its discretion may terminate the Contract for convenience without payment for profit and overhead for work not performed if, during the Contract term: i) the Contractor, a Contractor director, officer, principal, or managerial employees or owner of a ten percent (10%) or more interest in the Contractor, is convicted of a crime involving a public contract; or ii) significant concerns about the Contractor’s integrity are raised based upon an evaluation of the events underlying any other determination, or an indictment or other allegation, that the Contractor or a Contractor’s director, officer, principal, or managerial employee, or owner of a ten percent (10%) or more interest in the Contractor, is involved in a criminal or other unlawful activity.

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ARTICLE 210                                          AUTHORITY OF THE PROJECT MANAGER

A.                                   The Project Manager shall have general authority to give the Contractor orders and directions with respect to this Contract, including but not limited to, the right at any time to direct the return of any Authority material or equipment removed by the Contractor as part of the Work.  The Project Manager shall in all cases have the authority to initially determine the value, acceptability and fitness of the Work under this Contract, and to determine every question which may arise relative to the Contract and to the fulfillment of the Contract on the part of the Contractor.  Any and all material or equipment required or proposed to be incorporated in the Work shall be subject to the approval of the Project Manager and shall not be incorporated in the Work until such approval has been given.

B.                                     The Project Manager shall make all necessary explanations as to the meaning and intention of the Technical Specifications or Contract Drawings, shall give all orders and directions contemplated therein or thereby and also such orders and directions as may be necessary in every case in which difficult or unforeseen conditions shall arise in performance of the Work required by this Contract.  The Project Manager will provide appropriate explanations and reasons for his decisions if requested by the Contractor.

C.                                     The Contractor shall be bound by and promptly obey and follow every direction or order given by the Project Manager regarding the performance and the nature and manner of performance arising out of, under, or in connection with, or related to or on account of, this Contract whether in writing or orally and confirmed in writing, including any direction which the Project Manager may give by way of withdrawal, modification or reversal of any previous direction given by him, and regardless of whether the Contractor agrees with the Project Manager’s determination. This Article shall not include such directions which by their nature are change orders and which require that the procedures for change orders be followed prior to the effectiveness of such directions.

D.                                    The Contractor shall have a representative at its plant and the work site at all times during performance of the Work authorized to receive orders and directions from the Project Manager.

ARTICLE 211                                       DISPUTES

A.                                   In the event the Contractor and the Authority are unable to resolve their differences concerning a determination by the Project Manager, the Contractor may initiate a dispute in accordance with the procedure set forth in this Article.  Exhaustion of these dispute resolution procedures shall be a precondition to any lawsuit permitted hereunder.

B.                                     The parties to this Contract authorize the Disputes Resolution Officer (DRO), identified in Schedule G, acting personally, to decide all questions of any nature whatsoever arising out of, under or in connection with, or in any way related to or on account of, this Contract (including claims in the nature of breach of Contract or fraud or misrepresentation before or subsequent to Contract award) and his decision shall be conclusive, final and binding on the parties.  His decision may be based on such assistance as he may Find desirable, including advice of engineering or other experts. The effect of his decision shall not be impaired or waived by any negotiations or settlement offers in connection therewith, or by any prior decision of others, which prior decisions shall be deemed subject to review,

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or by any termination or cancellation of this Contract.  All such disputes shall be submitted in writing by either party (to the DRO, acting personally, for his decision, together with all evidence and other pertinent information in regard to such questions, in order that a fair and impartial decision may be made. The DRO shall render his decision in writing and deliver a copy of the same to the parties.

C.                                     If the Contractor protests the determination of the DRO, the Contractor may commence a lawsuit in Supreme Court, Kings County under Article 78 of the New York Civil Practice Law and Rules, it being understood the review of the Court shall be limited to the question of whether or not the DRO’s determination is arbitrary, capricious or so grossly erroneous as to evidence bad faith.  No evidence or information shall be introduced or relied upon in such an action or proceeding that has not been presented to the DRO personally prior to the DRO making his decision.

D.                                    Neither the requirements of this Article nor the time necessary for compliance therewith, however, shall affect the time to have accrued for purpose of any statute controlling actions/proceedings against the Authority and the time of such accrual shall be determined without reference to this Article.

ARTICLE 212                                          WITHHOLDING MONEY DUE CONTRACTOR TO MEET CLAIMS OR LIENS

A.                                   If at any time a claim, lien or judgment shall be made by any person or corporation against the Authority, for which Contractor is liable under this Contract or, otherwise by law, with respect to matters pertaining to the Work of this Contract, the Authority shall have the right to withhold an amount it deems reasonably necessary to satisfy such claim, in addition to the other sums herein authorized by the Contract to be so retained, out of any monies then due or thereafter becoming due to the Contractor hereunder, as security for the payment of such claim. If the liability of any such party on such claim or claims shall have been finally adjudicated by a judgment of a court of competent jurisdiction or such claim or claims shall have been admitted by the Contractor to be valid, then the claim may, if determined by the Authority to be in its best interest, be paid from the amount so retained hereunder, credited against the payments due Contractor, and the balance, if any, paid to the Contractor.

B.                                     Should any such claim remain unsatisfied at the time the final payment is due the Contractor, the Authority shall have the right to retain out of said final payment a sum in its judgment sufficient to protect the Authority in regard to all unsatisfied claims. In lieu of the foregoing, the Authority may require other security.

C.                                     In case the amount thus retained should be insufficient to pay the amount adjudicated to be due upon such claim, the Contractor shall pay the amount of the deficiency to the Authority.  Upon the failure of the Contractor so to do, the Authority may sue for and recover from the Contractor the amount or balance as a debt from the Contractor.

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D.                                    Notwithstanding anything in this Article to the contrary, in the event of a claim for injury to persons or damage to property by persons or corporations other than the Authority, the Authority shall not withhold money due the Contractor provided the Authority receives adequate written assurance from the Contractor’s insurance carrier that it will assume all responsibility in connection with the claim including defending the Contractor or the Authority in any lawsuit, and paying any judgment based on said claim. The Authority shall have sole discretion to determine the adequacy of the assurance furnished.

ARTICLE 213                                          CLAIMS BY CONTRACTOR

If the Contractor shall have a claim for compensation against the Authority for any loss or damage of any nature arising under this Contract by reason of any act, neglect, fault or default of the Authority or its agents, the Contractor shall, within fifteen (15) days after the sustaining of such damage, furnish a written statement to the Project Manager detailing the nature and amount of damage sustained. This written notice shall constitute a request for a determination by the Project Manager pursuant to Article 210(A). Compliance with the provisions hereof shall constitute a condition to Contractor’s submission of a dispute pursuant to Article 211 with respect to any claim for compensation and the Contractor shall be deemed to have waived any claim not submitted in accordance therewith. The provisions of this Article shall not be construed as a recognition or admission of any legal liability on the part of the Authority to pay any sum on account of any damage suffered in connection with or arising out of the performance of this Contract or any part thereof.

ARTICLE 214                                          SUBSTITUTION OF APPROVED SECURITIES

A.                                   In the event that this Contract provides for retainage by the Authority of monies due the Contractor as security for its full and timely completion, the Contractor may from time to time withdraw portions of the amounts so retained, or monies otherwise withheld for any other reasons under the Contract provided any such monies have not been applied by the Authority for reimbursement to itself or a third party in accordance with applicable provisions of the Contract by depositing with the Chief Financial Officer of the Authority approved securities with a market value equal to the amount to be withdrawn.

B.                                     The Contractor shall pay to the Authority the service charges then in effect for the custodial safekeeping of securities deposited with the Authority by the Contractor pursuant to the terms of this Contract.

C.                                     Approved securities are: securities of the United States Government, State of New York, City of New York, New York City Transit Authority, Metropolitan Transportation Authority or Triborough Bridge and Tunnel Authority.  Other securities may be submitted for Authority approval.  All such securities must be payable to, run in favor of, or be transferred to, the Authority. In case the securities shall, during the term of the Contract, diminish in market value in the opinion of the Authority, or are sold as set forth in Article 215, then, within ten (10) days after notice, the Contractor shall deposit cash or securities to restore the value to that originally stated.  A failure by the Contractor to deposit such cash or securities in accordance herewith shall be a cause for default.

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In lieu of defaulting the Contractor, the Authority may allow the Contractor to proceed with the Work and may deduct from any monies then due or which Thereafter may become due to the Contractor the amount necessary to restore the original valuation of such securities, and to hold such amount in lieu thereof.

D.                                    The Authority shall pay to the Contractor all interest, dividends and other income on the securities, when and as collected. If the securities are in the form of coupon bonds, the coupons as they respectively become due shall be delivered to the Contractor; provided, however, that the Contractor shall not be entitled to interest, dividends or other income on any securities the proceeds of which shall be used or applied as authorized under the Contract.

ARTICLE 215                                          USE OF MONIES WITHHELD

Deposits, retainage (if any) or any other monies withheld, whether in cash or securities substituted shall be security for the faithful performance of the Contract by the Contractor. In case any default causes loss, damage or expense to the Authority, then the Authority may apply the amount necessary to restore such loss, damage or expense including liquidated damages, out of the said securities (which may be sold), deposits, retainage or other monies.

ARTICLE 216                                          NEW YORK LAWS / CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

A.                                   This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Contractor and shall be governed by and construed in accordance with the laws of the State of New York.

B.                                     The parties agree that any and all claims asserted by or against the Authority arising hereunder or related hereto shall be heard and determined either in the courts of the United States located in New York City (“Federal Courts”) or in the courts of the State of New York (“New York State Courts”) located in Kings County. To effect this agreement and intent, the Contractor agrees:

1.                                       If the Authority initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by Certified Mail addressed to the Contractor at its address as set forth herein or to such other address as the Contractor may provide to the Authority in writing.

2.                                       With respect to any action between the Authority and the Contractor in a New York State Court, the Contractor hereby expressly waives and relinquishes any rights he may otherwise have (a) to move to dismiss on grounds of forum non conveniens, (b) to remove to Federal Court; and (c) to move for a change of venue to a New York State Court outside Kings County.

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3.                                       With respect to any action between the Authority and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a Federal Court outside the City of New York.

4.                                       If the Contractor commences any action against the Authority in a court located other than as provided for herein, upon request, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction, as set forth herein, or, if the court where the action is initially brought will not or cannot transfer the action, shall consent to dismiss such action without prejudice and thereafter reinstitute the action in a court of competent jurisdiction as provided for herein.

ARTICLE 217                                          STATUTE OF LIMITATIONS ON RIGHT TO SUE THE AUTHORITY / NO CLAIM AGAINST AUTHORITY OFFICERS, AGENTS OR EMPLOYEES

A.                                   No action shall lie or be maintained by the Contractor against the Authority upon any claim arising out of or based upon this Contract or by reason of any act or omission or requirement of the Authority or its agents, unless such action shall be commenced within six (6) months after the completion of the Work, other than Warranty Work, or earlier termination of the Contract.  No additional time shall be allowed to begin anew any other action if an action commenced within the time herein limited be dismissed or discontinued, notwithstanding any provision in the New York Civil Practice Law and Rules (“CPLR”) to the contrary. Nothing herein shall extend the time, as provided in the CPLR, to commence a lawsuit.

In the event that the Contractor has filed with the Authority a statement of claim pursuant to Article 213, the Contractor’s statute of limitations with respect to said claim(s) only shall be tolled until the final determination by the Authority under Article 211.

B.                                     No member, officer, agent or employee of the Authority shall be liable personally hereunder or by reason hereof.

ARTICLE 218                                          AUTHORITY MAY AVAIL ITSELF OF ALL REMEDIES

The Authority may avail itself of each and every remedy herein specifically given to it or now or hereafter existing at law or in equity, and each and every such remedy shall be in addition to every other remedy so specifically given or otherwise so existing and may be exercised from time to time and as often and in such order as may be deemed expedient by the Authority, and the exercise of one remedy shall not be deemed to be waiver of the right to exercise, at the same time or thereafter, any other remedy.

ARTICLE 219                                          RELATIONSHIP BETWEEN THE AUTHORITY AND OTHERS

Nothing contained herein shall be deemed to give any third party a claim or cause of action against the Authority beyond such as may otherwise exist without regard to this Contract.

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ARTICLE 220                                       LIABILITY AND INDEMNIFICATION

A.                                   The term “Indemnified Parties,” whenever referred to in this Article, shall be deemed to mean the Authority, the MTA, its affiliate agencies, New York State and their members, officers, employees, and agents.

B.                                     The Contractor shall be solely responsible for all physical injuries (including death) to person(s) (including, but not limited to, employees of the Authority, Contractor or Subcontractors) and damage to property (including, but not limited to, property of the Authority or the Contractor or Subcontractors), occurring on account of or in connection with the performance of the Work hereunder or sustained by any employee of the Authority or Contractor or of Subcontractor. The Contractor shall indemnify and save harmless the Indemnified Parties, to the fullest extent permitted by law, from loss and liability upon any and all claims and expenses, including but not limited to attorneys’ fees, on account of such injuries to persons or such damage to property, irrespective of the actual cause of the accident, irrespective of whether it shall have been due in part to negligence of the Contractor or its subcontractors or negligence of the Indemnified Parties, or of any other persons, but excepting bodily injuries and property damage to the extent caused by the negligence of the Authority.

C.                                     The term “loss and liability,” as used herein, shall be deemed to include, but not be limited to, liability for the payment of Workers’ Compensation and disability benefits under the Workers’ Compensation Law of the State of New York or similar statutes.

D.                                    Except as otherwise provided in (B) above, the liability of the Contractor under this Article is absolute and is not dependent upon any question of negligence on its part or on the part of its agents, officers or employees. The approval of the Authority of the methods of doing the Work or the failure of the Authority to call attention to improper or inadequate methods or to require a change in methods or to direct the Contractor to take any particular precautions or to refrain from doing any particular thing shall not excuse the Contractor in case of any such injury to person or damage to property.

E.                                      In case any damage shall occur to any part of the Authority or New York City Transit System (except only for the removal of such parts thereof as the Contractor is specifically required by this Contract to remove) on account of the Work, and the Contractor is responsible therefor, the Authority shall have the right to cause such damage to be repaired and to charge the expense of such repairs to the Contractor.  In the event that such work is performed by the Authority, then the Authority shall deduct the amount of such expense that may be incurred in repairing any such damage from any monies due or to become due to the Contractor under this Contract or any other agreement between the Contractor and the Authority.

ARTICLE 221                                       PATENTS, COPYRIGHTS AND INFRINGEMENT CLAIMS

A.                                   All inventions, ideas, designs and methods contained in the Contract Documents in which the Authority has, or acquires patent, copyright or other intellectual property rights (hereinafter referred to as “IPR”) shall remain reserved for the exclusive use of the Authority and may not be utilized, reproduced or distributed by or on behalf of the Contractor, or any employee, Subcontractor or agent without the prior written consent of the Authority except to the extent necessarily required in connection with performance of the Work.

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B.                                     If, pursuant to performance of the Work, the Contractor or any of its agents, officers, employees or subcontractors shall produce any patentable or copyrightable subject matter as to which the Authority does not gain ownership rights, the Authority and its affiliates shall thereupon have, without cost or expense, an irrevocable, non-exclusive, royalty-free license to make, have made or use, either themselves or by another contractor or other party on their behalf, such subject matter in connection with any work or any activity now or hereafter undertaken by or on behalf of the Authority or any of its affiliates or subsidiaries. The license herein granted shall not be transferable and shall not extend to contractors or other parties except to the extent of their work or activity on behalf of the Authority or such affiliates or subsidiaries.

C.                                     Except to the extent that rights are held by Contractor or others under existing valid patents or copyrights and are not given to the Authority, the Authority shall have the right to use or permit the use of all such drawings, data, and other papers, and also any oral information of any nature whatsoever received by the Authority, and any ideas or methods represented by such papers and information, for any purposes and at any time without other compensation than that specifically provided herein, and no such papers or information shall be deemed to have been given in confidence and any statement or legend to the contrary on any of said drawings, data, or other papers shall be void and of no effect.

D.                                    The Contractor warrants that all Work performed shall be free from any claims made against the Authority or Indemnified Parties of IPR from any other person or entity. The Contractor shall save harmless and indemnify the Indemnified Parties from and against all costs, expenses and damages which any of them shall incur or be obligated to pay by reason of any such infringement or claim of infringement, and shall, at the election of the Authority, defend at the Contractor’s sole expense all such claims in connection with any alleged infringement.

E.                                      If the Authority be enjoined from using any portion of the Work as to which the Contractor is to indemnify the Authority against IPR claims, the Authority may at its option and without thereby limiting any other right it may have hereunder or at law or in equity, require the Contractor to supply at its own expense, temporarily or permanently, facilities not subject to such injunction and not infringing any IPR, and if the Contractor shall fail to do so, the Contractor shall, at its expense, remove such offending facilities and refund the cost thereof to the Authority or take such steps as may be necessary to ensure compliance by the Authority with such injunction, to the satisfaction of the Authority.

F.                                      The Contractor is responsible to determine whether a prospective Supplier or Subcontractor is a party to any litigation involving IPR infringement claims, including antitrust or other trade regulation claims, or is subject to any injunction which may prohibit it under certain circumstances from selling equipment to be used or installed under this Contract. The Contractor enters into any agreement with a party to such litigation at its own risk and the Authority will not undertake to determine the merits of such litigation. The Authority, however, reserves the right to reject any article which is the subject of such litigation or injunction, or in its judgment use of such article as a result of such circumstances, would delay the Work or be unlawful.

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ARTICLE 222                                       QUANTITIES ARE APPROXIMATE / VARIABLE QUANTITIES CLAUSE

A.                                   The Contractor understands that the quantities of the various unit price items specified in the Bid (if any) are the approximate quantities of such items for the Work as estimated by the Authority, and are not in any way guaranteed or represented as correct or intended to be relied upon and they shall not be taken as final and shall form no basis for any claims for damages including, but not limited to anticipated profits in case they do not correspond with the final quantities actually ordered and that the Authority reserves the right to increase or to diminish or to omit entirely any of the quantities or items as therein stated in the Price Schedule or these Contract Documents.

B.                                     With respect to any unit price item as to which an estimated quantity is set forth in the Price Schedule, such unit price shall apply regardless of the actual quantity of such item ultimately utilized in, or required by, the Work; except that, if the actual quantity for a unit price item differs from the estimated quantity in the Price Schedule by more than twenty percent (20%), then the Project Manager shall review whether application of the unit price would cause a substantial inequity to either party, and, if so, the unit price for such item will be equitably adjusted, upward or downward, as determined by the Project Manager.

C.                                     This is not an exclusive contract, and does not obligate the Authority to fill through the Contractor all its needs for the goods or services covered by the Contract.  The Authority is free to obtain these goods or services from other sources to the extent it sees fit.

ARTICLE 223                                       GENERAL REPRESENTATIONS AND WARRANTIES

In order to induce the Authority to enter into and perform this Contract, Contractor represents and warrants to the Authority that:

A.                                   Existence; Compliance with Law. The Contractor (i) if it is a corporation is duly incorporated, organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation; (ii) if it is a partnership, non-profit organization, individual or sole proprietorship is duly organized and validly existing under the laws of the jurisdiction in which it was organized; (iii) is duly qualified and in good standing under the laws of each jurisdiction where its existing ownership, lease, or operation of property in the conduct of its business requires, and (iv) has the power and authority and the legal right to conduct the business in which it is currently engaged and to enter into this Contract.

B.                                     Authority.  The Contractor has full power, authority and legal right to execute, deliver and perform this Contract.  The Contractor has taken all necessary action to authorize the execution, delivery and performance of this Contract.

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C.                                     No Legal Bar.  The execution, delivery and performance of the Contract do not and will not violate any provision of any existing law, regulation, or of any order, judgment, award or decree of any court or government applicable to the Contractor or the charter or by-laws of the Contractor or any mortgage, indenture, lease, contract, or other agreement or undertaking to which the Contractor is a party or by which the Contractor or any of its properties or assets may be bound, and will not result in the creation or imposition of any lien on any of its respective properties or assets pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement or undertaking.

D.                                    No Litigation.  Except as specifically disclosed to the Authority in writing prior to the date hereof, no claim, litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of the Contractor, is any claim, litigation or proceeding threatening against the Contractor or against its properties or revenues (i) which involves a claim of defective design or workmanship in connection with any contract entered into by the Contractor or (ii) which, if adversely determined, would have an adverse effect on the business, operations, property or financial or other condition of the Contractor.  For purposes of this paragraph, a claim, litigation, investigation or proceeding may be deemed disclosed to the Authority if the Authority has received, prior to the date hereof, detailed information concerning the nature of the matter involved, the relief requested, and a description of the intention of the Contractor to controvert or respond to such matter.

E.                                      No Default. The Contractor is not in default in any respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no such default or Event of Default (as defined in any such mortgage, indenture, lease, contract, or other agreement or undertaking) has occurred and is continuing or would occur solely as a result of the execution and performance of this Contract. The Contractor is not in default under any order, award, or decree of any court, arbitrator, or government binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree would affect the ability of the Contractor to carry on its business as presently conducted or the ability of the Contractor to perform its obligations under this Contract or any of the other financing to which it is a party.

F.                                      No Inducement or Gratuities.

1.                                       Contractor warrants that no person or selling agency has been employed or retained to solicit or secure this Contract upon any agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by Contractor for the purpose of securing business.

2.                                       Additionally, Contractor warrants that no gratuities or other inducements have been offered or given or will be offered or given (in the form of entertainment, gifts, offers of employment, or any other thing of value) to any official or employee of the Authority.  The Contractor further warrants that during the term of the contract it shall not make any offers of employment to any Authority employee, or solicit or interview therefor, without obtaining the written approval of the employee’s Department Head.

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3.                                       For breach or violation of the foregoing warranties, the Authority shall have the right to cancel the Contract without liability or, at its discretion, to deduct from the Total Contract Price or otherwise to recover the full amount of such commission, percentage, brokerage or contingent fee, or gratuities, and to include the occurrence of such a breach or violation in assessments of the Contractor’s responsibility in future bids.

G.                                     Conflict of Interest. Contractor covenants that neither it, nor any officer of the corporation or partner of the partnership, as the case may be if Contractor be a corporation or partnership, has any interest, nor shall it acquire any interest, either directly or indirectly, which would conflict in any manner or degree with the performance of the Work hereunder. It further covenants that, in the performance hereof, no person having such interest shall be employed by it. It is expressly understood that breach of any of the covenants contained in this paragraph is a material breach hereof and shall entitle the Authority to recover damages immediately, as well as all monies paid hereunder.

H.                                    No Conviction or Indictment.  Contractor hereby represents that to the best of its knowledge neither it, nor any of its personnel or shareholders has been the subject of any investigation nor has any of them been convicted or indicted for commission of any crime involving misconduct, corruption, bribery, or fraud in connection with any public contract in the State of New York or any other jurisdiction, except as has been specifically disclosed in writing to the Authority, and that, should any such conviction or indictment be obtained or any such investigation commenced prior to the expiration of the term hereof, regardless of the date of the occurrence giving rise to the subject matter of such conviction, indictment or investigation, it will be disclosed in writing to the Authority.

ARTICLE 224                                       NO ESTOPPEL AND NO WAIVER

A.                                   The Authority shall not, nor shall any department or officer thereof be precluded or estopped by any return or certificate made or given by the Authority, the Project Manager or other officer, agent, or appointee thereof under any provision of this Contract from at any time either before or after the final completion and acceptance of the Work and payment therefor pursuant to any such return or certificate, showing the true and correct classification, amount, quality and character of the Work done and materials furnished by the Contractor or any other person under this Contract or from showing at any time that such return or certificate is untrue and incorrect or improperly made in any particular, or that the Work and materials, or any part thereof, do not in fact conform to the Contract; and the Authority shall not be precluded or estopped, notwithstanding any such return or certificate and payment in accordance therewith, from demanding and recovering from the Contractor such damages as it may sustain by reason of his failure to comply with this Contract.

B.                                     Neither the acceptance of the Authority or the Project Manager or any of the employees of the Authority, nor any order, measurement or certificate by the Project Manager nor any order by the Authority for payment of money nor any payment for, nor acceptance of, the whole or part of the Work nor any extension of time, nor any possession taken by the Authority or the employees of the Authority shall operate as a waiver of any portion of this Contract or of any power herein reserved to the Authority or of any right to damages herein provided; nor shall any waiver of any breach of this Contract be held to be a waiver of any other or subsequent breach.

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C.                                     In the event that the Authority is entitled to any rights under any statute, whether or not expressly referenced in the Contract Documents, nothing shall be deemed to constitute a waiver by the Authority thereof.

ARTICLE 225                                       SEVERABILITY

If the Contract contains any unlawful provisions, the same shall be deemed of no effect, and shall upon the application of either party be stricken from the Contract without affecting the binding force of the Contract as it shall remain after omitting such provision.

ARTICLE 226                                       SAFETY PRECAUTIONS

The Contractor will provide at his own cost and expense such safety devices for the protection of his employees, and those of the Subcontractor(s), the Authority, the public and any other persons as may be necessary and as may be required by the Project Manager. Any failure to provide such proper protection for his employees, and those of the Subcontractor(s), the Authority, the public and any other persons whether or not required by the Project Manager, will be deemed to be a material violation by the Contractor of his responsibility and obligation hereunder. The Contractor shall comply with all pertinent regulations of the Occupational Safety and Health Act (OSHA).

ARTICLE 227                                       INSPECTION AND EVALUATION

A.                                   The Authority shall have the right to inspect the Work hereunder. If any such inspection shows that the Work does not conform to the Contract Documents including, but not limited to, the Technical Specifications, the Authority shall so notify the Contractor and the Contractor shall replace or repair the Work at no additional cost to the Authority so that the Work conforms to the Contract Documents. The Authority’s failure to draw the Contractor’s attention to any such failure to conform shall not relieve the Contractor of any of its obligations under this Contract.

B.                                     Upon completion of the Work, the Contractor shall notify the Project Manager in writing that the Work has been completed. An Authority inspector will inspect the Work and if such Work is deemed unsatisfactory in any respect, the Contractor, at no additional cost to the Authority, will replace the goods or repair or correct such Work and, if applicable, correct the installation all to the satisfaction of the Project Manager. The Contractor must notify the Project Manager in writing that all Work has been completed.

ARTICLE 228                                       BOOKS AND RECORDS / AUDIT AND EXAMINATION

The Contractor shall permit authorized representatives of the Authority and of the State and Government having jurisdiction over this Contract, to examine and review all of Contractor’s books and records, including but not limited to payrolls, records of personnel, invoices and other relevant data, and to audit the books and records pertaining to this Contract. All such books and records shall be retained for such examination, review and audit for a period of three (3) years from the earlier of termination of the Contract or completion of the Work.

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ARTICLE 229                                       SUBCONTRACTOR/SUPPLIER BOOKS AND RECORDS

The Contractor shall keep and shall cause each Subcontractor/Supplier to keep accurate books and records in accordance with “generally accepted accounting principles.”

ARTICLE 230                                       BRAND NAMES / SUBSTITUTION OF SPECIFIED MATERIAL

A.                                   Wherever in the Contract a particular brand, or make of material, or equipment is shown or specified, such material or equipment is to be regarded merely as a standard for the purpose of concisely indicating the requirements as to type, quality, performance, design and finish. Any material or equipment other than that specified will be acceptable if, in the opinion of the Project Manager, it is as satisfactory for the particular work for which it was intended as the material or equipment specified. Complete documentation in support of an “or equal” contention will be required. The Project Manager may require that a presentation be made for any proposed substitution.  The Authority reserves the right to reject any such other material or equipment offered which is not approved by the Project Manager as being in all respects equal to the named material or equipment for the work for which it is to be used.  Such rejection may be for any reason including without limitation the Project Manager’s determination that the evaluation would result in excessive expense and/or time needed to evaluate such material or equipment.

B.                                     Unless there is a specific statement to the contrary, the Contractor understands that requests for such approval of any alternative material or equipment shall be submitted within thirty (30) days after Contract Award.

C.                                     The Contractor is obligated to furnish all data and information as the Authority in its discretion deems necessary to establish the equality of the alternative material or equipment. If the Contractor seeks reconsideration of any determination with respect to equivalency, the Authority shall have discretion to reconsider the matter. In the event of a reconsideration the Contractor shall be obligated to pay all Authority expenses in connection therewith.

D.                                    The Authority shall be the sole judge of the acceptability of items offered as equal to that specified and may reject any item not considered as equal thereto.  The Contractor must submit proof satisfactory to the Authority, including a non-returnable sample if requested by the Authority, that the item the Contractor offers is equal to the material or equipment specified in quality, performance and such other characteristics as the Authority may deem relevant.

E.                                      The Authority will consider as evidence of equivalency an independent laboratory certification concluding that the Contractor’s proposed item meets or exceeds all requirements and standards, including performance criteria, of the particular brand or make of material or equipment specified by the Authority.  The laboratory must be accredited by the American Association for Laboratory Accreditation or be otherwise acceptable to the Authority.

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ARTICLE 231                                       REMOVAL OF MATERIAL / WASTE MATERIAL

A.                                   Unless otherwise specified for return to the Authority, all scrap material (if any) shall become the property of the Contractor.  It is presumed that the scrap credit value is reflected in the Price Schedule.  The Contractor, at its own cost and expense, shall be responsible for removal and proper disposal of all scrap material, in accordance with all applicable federal, state and local laws, rules and regulations. The Contractor shall defend, indemnify and hold harmless the Authority for any and all claims relating to said scrap material.

B.                                     Waste material of any character will under no conditions be permitted to remain on the site of the Work but must be immediately on it becoming unfit for use in the Work be carted away and disposed of by the Contractor at his own expense.  The Contractor shall thoroughly clean and keep clean the areas in which the Work hereunder is to be done or which are to be used in connection herewith.

ARTICLE 232                                       QUALITY ASSURANCE

The Contractor shall be responsible for quality assurance and for assuring that the Work conforms to Specifications. The Contractor shall maintain an effective and economical quality control program planned and developed in conjunction with other Contractor functions necessary to satisfy the Contract requirements. The quality control program shall establish and implement procedures to ensure that only acceptable supplies are presented to the Project Manager, and shall demonstrate both recognition of the quality requirements of the Contract and an organized approach to satisfy these requirements. The program shall ensure that quality requirements are determined and satisfied throughout all phases of Contract performance, including, as applicable, design development, purchasing, fabrication, processing, assembly, inspection, testing, packaging, delivery, storage and systems check and shall provide for the early and prompt detection of actual or potential deficiencies, trends, or conditions which could result in unsatisfactory quality and the Contractor must be prepared to demonstrate to the Project Manager’s satisfaction the program is effective and in operation.

ARTICLE 233                                       COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS/ENVIRONMENTAL MATTERS

A.                                   The Contractor and all persons employed upon the Work, including its Subcontractors, agents, officers, and employees shall comply with all applicable laws, rules and regulations, including all applicable requirements of governmental agencies and departments in the jurisdiction in which the Work is performed, and all safety regulations of the Authority.

B.                                     The Contractor, Subcontractor and all Suppliers must submit evidence that all standards, orders and regulations issued pursuant to the Clean Air Act of 1970 will be met. If either the State or City air pollution control agency has more restrictive standards, they shall be enforced.  The evidence and related documents will be retained by the Authority for on-site examination by appropriate enforcement agencies.

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C.                                     The Contractor, and any Subcontractor must comply with all local, State and Federal laws, rules and regulations applicable to this Contract and to the Work to be done hereunder, including but not limited to the Federal Occupational Safety and Health Act of 1970 and the Construction Safety Act of 1969, as amended.

D.                                    Attention is called regarding environmental matters that must be observed by the Contractor in the prosecution of the Work, consisting, among others, of safety of operations, noise control, prevention and/or control of air pollution, removal of waste materials, storage of construction materials, protection against fire, minimum disturbance to pedestrian and vehicular traffic, maintaining use of public facilities, and protection against dust hazards. These matters are specifically enumerated merely as a guide. The enumeration is not a complete list of environmental matters to be observed and does not exclude matters contained in this Contract or matters applicable by virtue of City, State or Federal law, rule or regulation which are not specifically designated in this paragraph.  All environmental provisions will be strictly enforced.

E.                                      As between inconsistent provisions among Federal State and local laws, the Contractor should generally comply with the more stringent requirement, unless a Federal law, rule or regulation requires that the affected Federal provision be observed, notwithstanding the existence of a more stringent applicable State or local requirement.

F.                                      Prohibition on Purchase of Tropical Hardwoods

1.                                       Except as hereinafter provided, New York State Finance Law §165-2, prohibits public benefit corporations (the Authority) from purchasing or obtaining for any purpose any tropical hardwoods or tropical hardwood products in any form.

2.                                       The provisions of the subsection F of this Article shall not apply to:

a.                                       any hardwoods purchased from a sustained, managed forest; or

b.                                      the purchase of any tropical hardwood or tropical hardwood product for which there is no acceptable non-tropical hardwood species; or

c.                                       where the Contracting Officer finds that no person or entity doing business in the state is capable of providing acceptable non-tropical hardwood species sufficient to meet these particular contract requirements; or

d.                                      the restriction would violate the terms of a grant to the Authority from the Federal Government; or

e.                                       Where the inclusion of such provisions results in a substantial cost increase to the Authority.

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3.                                       As used in this Article:

a.                                       “Non-tropical hardwood species” shall mean any and all hardwood that grows in any geographically temperate regions, as defined by the United States Forest Service, and is similar to tropical hardwood in density, texture, grain, stability or durability. Non-tropical hardwood, the use or purchase of which is preferred under this Article, shall include, but not be limited to the following species:

Scientific Name	Common Name

Fraxinus americana	Ash
Tilia americana	Basswood
Fagus grandifolia	Beech
Betula papyrifera	Birch
Jugians cinerea	Butternut
Prunus serotina	Cherry
Poulus spp.	Cottonwood
Ulmus spp.	Elms
Nyssa sylvatica	Black gum
Liquidambar styracifula	Red gum
Celtis laevigata	Hackberry
Hicoria spp.	Hickory
Acer spp.	Maples
Quercus spp.	Oaks
Hicoria spp.	Pecan
Liriodendron tulipi fera	Yellow poplar
Platanus occidentalis	Sycamore
Juglans nigra	Black Walnut

b.                                      “Tropical hardwood” shall mean any and all hardwood, scientifically classified as angiosperme, that grows in any tropical moist forest.  Tropical hardwoods shall be the following species:

Scientific Name	Common Name

Vouacapous americana	Acapu
Pericopsis elata	Afrormosis
Shorea almon	Almon
Peltogyne spp.	Amaranth
Guibourtia ehie	Amazaque
Aningeris spp.	Aningeria
Dipterocarpus grandiflorus	Apilong
Ochroma lagopus	Balsa
Virola spp.	Banak

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Scientific Name	Common Name

Anisoptera thurifera	Bella Rose
Guibourtis amoldiana	Benge
Deterium Senegalese	Boire
Guibourtis demeusil	Bubinga
Prioria copaifera	Cativo
Antiaris africana	Chenchen
Dalbergis retusa	Concobola
Cordia spp.	Corida
Diospyros spp.	Ebony
Aucoumes klaineana	Gaboon
Chlorophors excelsa	Iroko
Acacia koa	Koa
Pterygota macrocarpa	Koto
Shorea negrosensis	Red Lauan
Pentacme contorta	White Lauan
Shores ploysprma	Tanquile
Terminalia superba	Limba
Aniba duckel	Louro
Kyaya ivorensis	Africa Mahogany
Swletenia macrophylla	Amer. Mahogany
Tieghemella leckellii	Makora
Distemonanthus benthamianus	Movinqui
Pterocarpus soyauxii	African Padauk
Pterocarpus angolensis	Angola Padauk
Peltogyne spp.	Purpleheart
Dalbergia spp.	Rosewood
Entandrophragma cylindricum	Sapela
Shores philippinensis	Sonora
Tectona grandis	Teak
Lovoa trichilloides	Tigerwood
Milletia laurentii	Wenge
Microberlinia brazzavillensis	Zebrawood

c.                                       “Tropical rain forests” shall mean any and all forests classified by the scientific term “Tropical moist forests,” the classification determined by the equatorial region of the forest and average rainfall.

d.                                      “Tropical wood products” shall mean any wood products, wholesale or retail, in any form, including but not limited to veneer, furniture, cabinets, paneling, moldings, doorskins, joinery, or sawnwood, which are composed of tropical hardwood except plywood.

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G.                                     Omnibus Procurement Act of 1992

1.                                       If this Contract is awarded in an amount equal to or greater than one million dollars, the Contractor will be required to document its efforts to encourage the participation of New York State business enterprises as suppliers and subcontractors by showing that the Contractor has:

a.                                       solicited bids, in a timely and adequate manner, from New York State business enterprises including certified minority-owned business,

b.                                      contacted the New York State Department of Economic Development to obtain listings of New York State business enterprises,

c.                                       placed notices for subcontractors and suppliers in newspapers, journals and other trade publications distributed in New York State, or

d.                                      participated in bid outreach conferences.

If the Contractor determines that the New York State business enterprises are not available to participate on the Contract as subcontractors or suppliers, the Contractor shall provide a statement indicating the method by which such determination was made. If the Contractor does not intend to use subcontractors, the Contractor shall provide a statement verifying such.

2.                                       If this Contract is awarded in an amount equal to or greater than one million dollars, the Contractor will be required to notify New York State residents of employment opportunities through listing any such positions with Community Services Division of the New York Department of Labor, or providing for such notification in such manner as is consistent with existing collective bargaining contracts or agreements.

ARTICLE 234                                       FINAL PAYMENT TO ACT AS RELEASE

The acceptance by Contractor or any person claiming under Contractor of the final payment hereunder, whether such payment be made pursuant to any judgment or order of any court or otherwise, shall be and shall operate as a release to the Authority from all claim and liability to Contractor for anything theretofore done or furnished for or related to the Work or for any prior act, neglect, fault or default of the Authority or of any person relating to or affecting the Work, except only such claims against the Authority as have been asserted in accordance with Article 213 “Claims by Contractor” above, or as are specifically reserved in writing prior to accepting the final payment hereunder.

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ARTICLE 235                                       INDEPENDENT CONTRACTOR

The Contractor agrees that, in accordance with its status as an independent contractor, it will conduct itself consistent with such status, that it will neither hold itself out as nor claim to be an officer or employee of the Authority, State or City, by reason hereof, and that it will not by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the Authority, State or City, including, but not limited to, Worker’s Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or Retirement membership or credit.

ARTICLE 236                                       CONTRACTOR’S EMPLOYEES

A.                                   All experts or consultants or employees of the Contractor who are employed by the Contractor to perform Work under this Agreement are neither employees of the Authority nor under contract to the Authority and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement.  Nothing in this Agreement shall impose any liability or duty on the Authority for the acts, omissions, liabilities or obligations of the Contractor or any other person, firm, company, agency, association, corporation, or organization engaged by the Contractor as expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, workers’ compensation, disability benefits and social security, or, except as specifically stated in this Agreement, to any person, firm or corporation.

B.                                     All employees of the Contractor or Subcontractor shall wear a visible identification badge at all times while on Authority property and shall observe all rules and regulations applicable to Authority employees. The identification badge shall contain the employee’s name, picture, title of position, name of company and address of company.

C.                                     Employees of the Contractor who are found to be intoxicated, or who have been found partaking of or appear to be under the influence of intoxicating or alcoholic beverages or controlled substances while engaged in the performance of their duties or during their break period shall be summarily removed by the Contractor from the project for the duration of the Contract because of the stringent safety precautions required.

D.                                    Whenever the Project Manager shall notify the Contractor in writing that in his/her opinion any worker employed for this Contract is incompetent, unfaithful or disorderly, such individual shall be discharged from the Work and shall not again be employed on it.

ARTICLE 237                                       CONFIDENTIALITY / ADVERTISING LIMITATION

A.                                   Contractor, its employees, and Subcontractors shall keep confidential all information furnished to it (them) by the Authority or otherwise learned by it (them) in the course of performance hereunder.

B.                                     Except as may be required by law, Contractor shall not make any announcement or release any information concerning this Contract or any part thereof to any member of the public, press, or any official body, unless prior written consent is obtained from the Authority.

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ARTICLE 238                                       TAX EXEMPTION

The Contractor is advised that the Authority is exempt from sales and compensating use taxes on all tangible personal property (materials, equipment and components) pursuant to Section 1216 of the Public Authorities Law of the State of New York, and the Contractor shall not include any charges representing such taxes on any invoices hereunder.  Contractor shall be responsible for all franchise fees and taxes of any kind whatsoever.

ARTICLE 239                                       EQUAL OPPORTUNITY FOR MINORITY GROUP MEMBERS AND WOMEN

The provisions of this Article apply if the award for this contract is in excess of $25,000 for labor, services, supplies, equipment, material or any combination of the foregoing; or in excess of $100,000 for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvement thereon.

A.                                   The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination.  For purposes of this Article affirmative action shall mean recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, or termination and rates of pay or other form of compensation.

B.                                     At the request of the Authority, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and the such union or representative will affirmatively cooperate in the implementation of the Contractor’s obligations herein.

C.                                     The Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of this Contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

D.                                    After award of this Contract, the Contractor shall submit to the Authority a work force utilization report, in a form and manner required by the Authority, of the work force actually utilized on this Contract, broken down by specified ethnic background, gender, and Federal Occupational Categories or other appropriate categories specified by the Authority.

E.                                      Within sixty (60) days of the execution of this Contract, the Contractor shall submit a staffing plan, in a form and manner required by the Authority, which shall contain information on employees projected to work on activities related to the contract. This information must be broken down by specified ethnic background, gender and related job titles.

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F.                                      For construction contracts, after the award of the Contract, the Contractor shall submit on a monthly basis, in a form and manner required by the Authority, throughout the life of the Contract, a work force utilization report which details employee’s hours worked on activities related to this Contract.  This information must be broken down by specified ethnic background, gender and related job titles.

G.                                     Except for construction contracts, after the award of the Contract, the Contractor shall submit on a semi-annual basis, in a form and manner required by the Authority, throughout the life of the Contract, a work force utilization report which details the number of employees that worked on activities related to this Contract. This information must be broken down by specified ethnic background, gender and related job titles. In instances where a contractor’s work force cannot be broken out, the Contractor must affirm such and submit, an EEO-1 Form detailing its current work force.

H.                                    The Contractor will include the provision of paragraphs A through G above, in every subcontract in such a manner that the provisions will be binding upon each subcontractor as to work in connection with this Contract, including the requirement that subcontractors and parties to this Contract shall undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination, and, when requested, provide to the Contractor information on the ethnic background, gender, and Federal Occupational Categories of the employees to be utilized on this Contract.

ARTICLE 240                                       ANTITRUST ASSIGNMENT

The Contractor hereby assigns, sells and transfers to the Authority all right, title and interest in and to any claims and causes of action arising under the antitrust laws of New York State or of the United States relating to the particular goods or services purchased or procured by the Authority under this Contract.

ARTICLE 241                                       GRAND JURY TESTIMONY

Upon refusal of the Contractor as an individual or as member, partner, director or officer of the Contractor, if the Contractor be a firm, partnership or corporation, when called before a grand jury, governmental department, commission, agency or any other body which is empowered to compel the attendance of witnesses and examine them under oath, to testify in an investigation or to answer any relevant questions concerning any transaction or contract entered into with the State, or any political subdivision thereof, or a public authority or with any public department, agency or official of the State or any political subdivision thereof, when immunity has been granted to the witness against subsequent use of such testimony, or any evidence derived therefrom in any subsequent criminal proceeding:

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(a)                                  Such individual, or any firm, partnership or corporation of which he is a member, partner, director or officer shall be disqualified for a period of five (5) years after such refusal from submitting bids for, or entering into or obtaining any contracts, leases, permits or licenses with the City of New York, the Metropolitan Transportation Authority or the New York City Transit Authority or submitting bids for or entering into, or obtaining any contracts, leases, permits or licenses which will be paid out of any monies under the control of or collected by the City, the Metropolitan Transportation Authority, the New York City Transit Authority and/or shall be subject to such other action appropriate under the circumstances; and

(b)                                 this Contract and any and all such existing contracts, leases, permits or licenses made with or obtained by any such individual or with or by the firm, partnership, or corporation of which he/she is a member, partner, director or officer may be cancelled or terminated by the City, the Metropolitan Transportation Authority or the New York City Transit Authority or the contracting agency or be subject to such action appropriate under the circumstances thereto without incurring any penalty or damages on account of such cancellation or termination, but any monies owing for goods delivered, work done, or rentals, permit or license fees due, prior to the cancellation or termination, shall be paid.

ARTICLE 242                                       YEAR 2000 COMPLIANCE

A.                                   The Contractor represents and warrants that the Product shall be Year 2000 Compliant.  For purposes of this representation and warranty,

1.                                       the term “Product” means (a) each piece or component of equipment, hardware, custom or commercial software, firmware, middleware, or other information technology, or internal components, routines or subroutines therein which perform any date/time recognition function, calculation, comparing or sequencing, that is being delivered, developed, or modified under this Contract, (b) any system being provided by the Contractor and all interfaces to such system that the Contractor is providing under this Contract, including but not limited to data entry interfaces for such system and interfaces with other systems, and (c) where services are being furnished, (e.g., consulting, system, integration, code or data conversion or data entry), the resulting deliverables; and

2.                                       the term “Year 2000 Compliant” means that the Product being provided by the Contractor under this Contract, individually or in combination, shall, without human intervention, (a) accurately process all date/time related data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between centuries, including, without limitation, the twentieth and twenty-first centuries, and the years 1999 and 2000 and all leap year calculations, (b) either includes data structures that utilize a four digit year format or, at a minimum, operates so that all import and export data is in a four digit year format, and (c) when used in combination with other information technology, accurately process date/time related data to the extent that other information technology being used in combination with the Product (i) was specified in the Contract as being information technology with which the Product must be compatible, (ii) was otherwise warranted by the Contractor as being compatible, or (iii) properly exchanges date/time related data with the Product.

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B.                                     The Contractor shall promptly notify the Authority if the Contractor knows or has reason to believe that the Product is not or may not be Year 2000 Compliant.  Notwithstanding any other provision of this Contract to the contrary, in the event that the Product fails to perform in a Year 2000 Compliant manner or the Contractor knows that the Product is not Year 2000 Compliant, the Contractor agrees that it will make all adjustments, modifications, repairs or replacements necessary to bring the Product within compliance and shall thereafter thoroughly test the Product to ensure such compliance, at no additional cost to the Authority and with minimal interference to the operations and functions of the Authority, time being of the essence.  In addition to the specific obligations of the Contractor set forth above, the Authority shall be entitled to exercise any and all other remedies provided under law and this Contract for breach of this representation and warranty, which, for purposes of Article 208, shall be deemed a material breach of this Contract.

C.                                     If any part of the Work to be performed requires that the Contractor utilize its own hardware, custom or commercial software, firmware, middleware, or other information technology, or internal components, routines or subroutines therein which perform any date/time recognition function, calculation, comparing or sequencing, the Contractor represents and warrants that: (1) such items are Year 2000 Compliant, as defined in this Article; or (2) will be Year 2000 Compliant in advance of January 1, 2000; and/or (3) the Contractor has contingency plans in place in the event of a Year 2000 disruption in its hardware, software, etc., such that there will be no interruption or disruption of such Work or the Contractor’s performance thereof.

D.                                    In addition to all other provisions of this Contract which, by their nature, survive expiration and termination, it is expressly understood that this representation and warranty shall survive the expiration or termination of this Contract.

ARTICLE 243                                       CONTRACT DOCUMENTS CONTAIN ALL TERMS / CONTRACTOR HAS EXAMINED CONTRACT

A.                                   These Contract Documents contain all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Contract shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

B.                                     The Contractor hereby represents that prior to the execution of this Contract he read each and every clause and section of the Contract and had full opportunity to consider the same and make necessary investigations relating thereto; and he shall not make any claim for, or have any right to, damages or an extension of time for completion of the Contract or any other concession because of any misinterpretation or misunderstanding of this Contract or because of any lack of information.

ARTICLE 244                                       ALL LEGAL PROVISIONS INCLUDED

It is the intent of the parties that each and every provision of law required to be inserted in this Contract should be and is inserted herein. Every such provision is to be deemed to be inserted herein, and if any such provision is not inserted or is not inserted in correct form, then this contract shall be deemed amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

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NEW YORK CITY TRANSIT AUTHORITY
CONTRACT MODIFICATION/CHANGE ORDER

Contract Number:	00D7815B	Modification/Change Order No.: 001

Purchase Order #:	A1235

Contract Title:	Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans, Inc.

This Modification/Change Order, when properly executed, constitutes, authorization to proceed with the changes described below and changes the amount of the contract as noted.

DESCRIPTION OF CHANGE

A.	Original Contract Amount:	$190,460,786
B.	Previous Changes Amount (Estimated):	$0.00
C.	This Change Amount (Estimated):	$0.00
D.	New Contract Amount (A+B+C) (Estimated):	$190,460,786

WHEREAS, the Contractor, under the terms of Agreement 00D7815B, dated October 4, 2001, (hereinafter the “Contract” or the “Agreement”) and including all terms, covenants and conditions as changed/modified/supplemented to date remain in full force and effect, except as herein stated, has contracted to provide Access-A-Ride Paratransit Transportation Service for the Primary Service Area of Brooklyn/Queens/Overnight and citywide service in the five boroughs; and

WHEREAS, the New York City Transit Authority (hereinafter the “Authority” or “NYC Transit”) and the Contractor have agreed to revise certain provisions of the Contract;

NOW, THEREFORE, the parties agree to modify the Contract as follows:

1.               The execution of this Modification Agreement shall not operate as a modification, waiver, or rescission of any provision of the Contract, or as a waiver of any rights under any Article of said Contract, except as expressly provided herein.

2.               Consistent with the Authority’s Consent to Assignment of this Contract from Atlantic Paratrans, Inc. to Atlantic Paratrans of NYC, Inc., on January 2, 2002, this Contract is modified to formally name Atlantic Paratrans of NYC, Inc. as the Contractor.

1

Contractor:	Atlantic Paratrans of NYC, Inc.	New York City Transit Authority:

Signature:	/s/ Domenic Gatto	Signature:	/s/ Ira Tillman

Name:	Domenic Gatto	Name:	Ira Tillman

Title:	President	Title:	Senior Director

Date:	January 9, 2002	Date:	1/11/02

CONTRACTOR:  PLEASE RETURN EXECUTED COPIES TO:

New York City Transit
130 Livingston Street, Room 6004B, Brooklyn, NY 11201
Attn: Gail L. Anderson, 718-694-5267

2

ACKNOWLEDGMENT OF CORPORATION

STATE OF	)

	)	ss:

COUNTY OF	)

On this 9th day of January, 2002 before me personally appeared Domenic Gatto to me known, who, being by me first duly sworn, did depose and say: That he/she resides at No. 7 North Street, Staten Island in the City of New York, in the County of Richmond, in the State of New York, that he/she is the President of Atlantic Paratrans of NYC, Inc., the corporation described in and which executed the foregoing Contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said Contract is such corporate seal; that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ Robert W. Reichenbach

Notary Public
Robert W. Reichenbach
Notary Public, State of New York
No. 41-8526165
Qualified in Nassau County
Certificate Fled in Nassau County
Commission Expires Sept. 30, 2002

3

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK	)

	)	ss:

COUNTY OF KINGS	)

On this 11th day of January, 2002, before me personally appeared Ira Tillman to me known, who, being by me first duly sworn, did depose and say: That he is the Senior Director of the Materiel Division, New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers
Notary Public, State of New York
No. 24-5015180
Qualified in Kings County
Commission Expires July 19, 2005

4

CONSENT TO ASSIGNMENT

The New York City Transit Authority (hereinafter, “NYCT”) hereby consents to the assignment set forth in the attached Assignment Agreement, such consent being expressly conditioned upon the following terms:

1.                                       NYCT agrees that the Assignee may relieve the Assignor from and the Assignee shall itself assume all duties, liabilities and obligations under the Contract, provided that Assignee fully performs all such duties, liabilities and obligations. Notwithstanding any provisions to the contrary in the Assignment Agreement, the Assignor is not otherwise released by virtue of the assignment or by this consent from any obligations to NYCT under the Contract.

2.                                       Notwithstanding any provisions to the contrary in the Assignment Agreement, the Assignor shall guarantee to NYCT full performance by the Assignee of all duties and obligations assumed by the Assignee.

3.                                       No documents subsequently issued to either the Assignor or the Assignee to facilitate payment or to otherwise effectuate the assignment, irrespective of how such documents may be characterized (including, but not limited to, any notice purporting to cancel the Contract awarded to the Assignor), shall be construed to relieve the Assignor from any obligation to NYCT, unless otherwise expressly provided in a separate release executed by NYCT.

CONDITIONS ACCEPTED:

Assignor:		Assignee:

ATLANTIC PARATRANS, INC.		ATLANTIC PARATRANS OF NYC, INC.

By:	/s/ Domenic Gatto	By:	/s/ Domenic Gatto

Domenic Gatto, President		Domenic Gatto, President
(signature)		(signature)

December 28, 2001		December 28, 2001
(date)		(date)

NYCT CONSENT:

/s/ Ira Tillman	No Legal Objection:
Assistant Chief Procurement Officer	General Counsel NYCT

	By:	/s/ Wendy Feldman
1/7/02	1/02/02
(date)	(date)

ASSIGNMENT OF PARATRANSIT SERVICES CONTRACT

Assignment Agreement (this “Agreement”) made as of this 28th day of December 2001, by and between:

ATLANTIC PARATRANS, INC., a New York corporation with offices located at 7 North Street, Staten Island, New York 10302 (“Assignor”); and

ATLANTIC PARATRANS OF NYC, INC., a New York corporation with offices located at 7 North Street, Staten Island, New York 10302 (“Assignee”);

WHEREAS, Assignor has entered into a contract (No. 00D7815B) with the New York City Transit Authority to provide paratransit services in the City of New York (the “Paratransit Contract”); and

WHEREAS, the Assignor has agreed to assign the Paratransit Contract to the Assignee, which is an affiliated company of the Assignor, subject to the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.                                       Assignment of Paratransit Contract. Assignor, effective as of January 1, 2001 (the “Effective Date”), the Assignor hereby grants, transfers and assigns unto Assignee, and the Assignee hereby takes, accepts and assumes, all of the Assignor=s rights, obligations and interest in, to and under the Paratransit Contract, including, without limitation, the performance of the paratransit services.  Except as specifically set forth in this Agreement, the foregoing grant, transfer and assignment is made without recourse whatsoever to the Assignor.

2.                                       Consideration. In consideration of the assignment of the Paratransit Contract, the Assignee shall pay to the Assignor $1.00.

3.                                       Indemnification. The Assignee shall indemnify and save the Assignor and its agents, employees, officers and affiliates harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses, including reasonable attorneys fees, of every nature whatsoever arising out of (i) the performance by Assignee of the paratransit services under the Paratransit Contract; (ii) breach of the Paratransit Contract by the Assignee, on or after the Effective Date, including, without limitation, any penalties or liquidated damages assessed by New York City Transit Authority on account of Assignee=s breach; or (iii) breach of this Agreement.

4.                                       Miscellaneous.

(a)                                  Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

(b)                                 Assignment. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors, heirs, personal representatives and permitted assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto.

(c)                                  Amendment and Waiver; Cumulative Effect.  To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. No party shall, by any act, delay, omission or otherwise be deemed have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing.  A waiver by a party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or a waiver of any such right, power and/or remedy which such party would otherwise have on any future occasion, whether similar in kind or otherwise. The rights, powers and remedies of the parties hereto are cumulative and not exclusive of the rights, powers and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

(d)                                 Entire Agreement: No Third Party Beneficiaries. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, including any letter of intent, as amended. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(e)                                  Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon final determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

(f)                                    Counterparts.  This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument followed by exchange of original execution documents between the parties.

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

ATLANTIC PARATRANS, INC.

By:	/s/ Domenic Gatto
Name:	Domenic Gatto
Title:	President

ATLANTIC PARATRANS OF NYC, INC.

By:	/s/ Domenic Gatto
Name:	Domenic GAtto
Title:	President

3

NEW YORK CITY TRANSIT AUTHORITY
CONTRACT MODIFICATION/CHANGE ORDER

Contract Number:	00D7815B	Modification/Change Order No.: 002

Purchase Order #:	Al235.02

Contract Title:	Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans of NYC, Inc.

This Modification/Change Order, when properly executed, constitutes authorization to proceed with the changes described below and changes the amount of the contract as noted.

DESCRIPTION OF CHANGE

A. Original Contract Amount:	$190,460,786.00
B. Previous Changes Amount (Estimated):
Modification 1	$0.00
C. Contract Amount Subtotal:	$190,460,786.00
D. This Change Amount (Estimated):
Modification 2	$0.00
E. New Contract Amount (A+B+D):	$190,460,786.00

WHEREAS, the Contractor, under the terms of Agreement 00D7815B, dated October 4, 2001, as modified by Modification Agreement 00D7815B.001, dated January 11, 2002 (hereinafter the “Contract” or the “Agreement”) and including all terms, covenants and conditions as changed/modified/supplemented to date remain in full force and effect, except as herein stated, has contracted to provide Access-A-Ride Paratransit Transportation Service for the Primary Service Area of Brooklyn/Queens and Citywide service in the five boroughs; and

WHEREAS, the New York City Transit Authority (hereinafter the “Authority” or “NYC Transit”) has requested and the Contractor has agreed to revise and clarify certain provisions of the Contract;

NOW, THEREFORE, the parties agree to modify the Contract as follows:

1.             The execution of this Modification Agreement shall not operate as a modification, waiver, or rescission of any provision of the Contract, or as a waiver of any rights under any Article of said Contract, except as expressly provided herein.

2.             Changes in the terms and conditions of the Contract that are set forth in this modification are effective October 4, 2001, and shall have prospective application only, unless a provision expressly provides otherwise.

3.             Modify the Specific Contract Provisions to incorporate the following revisions to Article 108B.2 which are shown in underlined bold lettering and deletions are shown as a strikethrough:

1

A.           Revise Article 108B.2d to:

d.              The Authority shall pay the Contractor each month a varying amount for fuel used in Revenue Service which shall be equal to the product of the total number of Vehicle Service Hours performed (as determined for payments pursuant to Article 108.B.2.c, above) (“VSH”) times 1.5 gallons per Vehicle Service Hour times the Contractor’s Fuel Price Per Gallon, Price Schedule Line Item 8. The formula for calculating the fuel payment is: VSH x 1.5 x CFP, as adjusted pursuant to Article 108.B.2.f (“Contractor’s Fuel Price, or “CFP”) ~~(VSH x 1.5 x CFP)~~.

B.             Delete Article 108B.2f and insert:

f.                 The price per gallon for fuel used in Revenue Service shall be adjusted as follows:

i.                 The index to be used to calculate the adjustment to the CFP (whether diesel or gasoline) is the average per-gallon diesel price reported by the U.S. Department of Energy Information Administration “Retail On-Highway Diesel Prices for the Central Atlantic Area” (“Fuel Price Index” or “FPI”).

ii.             An initial adjustment to the CFP will be made from the time of award of this Contract to the Revenue Service Start Date, based on any change in the index from the FPI reported on January 1, 2001, which was $1.665, and the first FPI reported during the first month of the calendar Quarter in which the Revenue Service Start Date occurs.

iii.         After the initial adjustment described above, an adjustment to the CFP will be made quarterly on the first date of the first month of each calendar quarter (“the Quarterly Adjustment”). The date of the FPI to be used for the Quarterly Adjustment (“the Current FPI”) shall be the last Monday immediately preceding such adjustment. The formula for calculating the Quarterly Adjustment is:

CFP	X	Current FPI
Base FPI: $1.665

The CFP to be used for this calculation shall remain constant and shall be the fuel price per gallon set forth in the Price Schedule, Line Item 8. The FPI to be used for this calculation shall remain constant and shall be the FPI reported on January 1, 2001, which was $1.665 (“the Base FPI”).

iv.            All prices used to calculate the amount of adjustment will be rounded to the third decimal place.

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4.               During the period from January 1, 2002 through January 31, 2002, the Contractor shall be reimbursed via an administrative adjustment, in the amount of $0.00, in accordance with the Fuel Adjustment Worksheet set forth in Attachment 1 hereto and incorporated herein.

* * * * *

Contractor:	Atlantic Paratrans of NYC, Inc.:	New York City Transit Authority:

Signature:	/s/ Brian Smith	Signature:	/s/ Ira Tillman

Name:	Brian Smith	Name:	Ira Tillman

Title:	Vice President	Title:	Senior Director, Materiel

Date:	5/7/02	Date:	5/10/02

CONTRACTOR: PLEASE RETURN EXECUTED COPIES TO:

New York City Transit

130 Livingston Street, Room 6003E, Brooklyn, NY 11201

Attn: Stacey Myers, Procurement Manager, 718-694-4140

3

ACKNOWLEDGMENT OF CORPORATION

STATE OF	)

) ss:

COUNTY OF	)

On this 7th day of May, 2002 before me personally appeared Brian Smith to me known, who, being by me first duly sworn, did depose and say: That he/she resides at No. 7 North Street, Staten Island in the City of New York, in the County of Richmond, in the State of New York, that he/she is the Vice President of Atlantic Paratrans of NYC, Inc., the corporation described in and which executed the foregoing Contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said Contract is such corporate seal; that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

Robert W. Reichenbach

Notary Public, State of New York

No. 41-8526165

Qualified in Nassau County

Certificate Filed in Nassau County

Commission Expires Sept. 30, 2003

/s/ Robert W. Reichenbach

Notary Public

4

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK	)

) ss:

COUNTY OF KINGS	)

On this 10th day of May, 2002, before me personally appeared Ira Tillman to me known, who, being by me first duly sworn, did depose and say: That he is the Senior Director of the Materiel Division, New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers
Notary Public, State of New York
No. 24-5015180
Qualified in Kings County
Commission Expires July 19, 2005

5

NEW YORK CITY TRANSIT AUTHORITY
CONTRACT MODIFICATION/CHANGE ORDER

Contract Number:	00D7815B	Modification/Change Order No.: 003

Purchase Order #:	A1235.03

Contract Title:	Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans of NYC, Inc.

This Modification/Change Order, when properly executed, constitutes authorization to proceed with the changes described below and changes the amount of the contract as noted.

DESCRIPTION OF CHANGE

A.	Original Contract Amount: -	$190,460,786.00
B.	Previous Changes Amount (Estimated):
	Modification 1	$0.00
	Modification 2	$0.00
C.	Contract Amount Subtotal:	$190,460,786.00
D.	This Change Amount (Estimated):
	Modification 3	$0.00
E.	New Contract Amount (A+B+D):	$190,460,786.00

WHEREAS, the Contractor, under the terms of Agreement 00D7815B, dated October 4, 2001, as modified by Modification Agreement 00D7815B.001, dated January 11, 2002, Modification Agreement 00D7815B.002, dated May 10, 2002 (hereinafter the “Contract” or the “Agreement”) and including all terms, covenants and conditions as changed/modified/supplemented to date remain in full force and effect, except as herein stated, has contracted to provide Access-A-Ride Paratransit Transportation Service for the Primary Service Area of Brooklyn/Queens and Citywide service in the five boroughs; and

WHEREAS, the New York City Transit Authority (hereinafter the “Authority” or “NYC Transit”) has requested and the Contractor has agreed to clarify certain provisions of the Contract;

NOW, THEREFORE, the parties agree to modify the Contract as follows:

1.               The execution of this Modification Agreement shall not operate as a modification, waiver, or rescission of any provision of the Contract, or as a waiver of any rights under any Article of said Contract, except as expressly provided herein.

2.               Changes in the terms and conditions of the Contract that are set forth in this modification are effective October 4, 2001, and shall have prospective application only, unless a provision expressly provides otherwise.

1

3.               The purpose of this Modification is to memorialize the justification for a particular payment made to the Contractor, which is clearly contemplated by the Price Schedule, but, not specifically provided for in the payment terms of the Contract, Article 108 Price to Include.

In general, the Authority did not intend to pay vehicle-related mobilization costs to those firms receiving new awards, who had provided Revenue Service pursuant to prior contracts with the Authority (“Prior Contractors”), unless and until vehicle fleet size increased. Thus, the relevant payment provisions in the Contract provide for reimbursement of mobilization costs on a per vehicle basis only (“Per Vehicle Mobilization Costs”) tied to vehicle ramp-up and fleet growth, and preclude such per-vehicle payments to the Prior Contractors in the absence of fleet expansion under the new Contract (see Article 108).

However, in negotiating with this Contractor, the parties were concerned that there would be a substantial attrition of drivers to other firms receiving awards for the Work, particularly because the Authority had determined to reduce this Contractor’s fleet. Therefore, the Authority agreed to reimburse the retention incentive payments to assist the Contractor in maintaining the necessary workforce. Specifically, the Price Schedule includes a category labeled “Vehicle Mobilization” under which the Price Schedule specifies a not to exceed amount of $89,500 for “Driver Retention Bonuses.” In addition, the Authority agreed to pay a de minimus sum for the replacement of broken Nextel equipment. (See last page of the Price Schedule, Attachment 2 to the Contract)

Therefore, based upon the apparent agreement of the parties, notwithstanding the arguable discrepancy between the Price Schedule and the payment provisions, the Authority has reimbursed the Contractor for the Driver Retention Bonuses and upon proper invoicing the Authority will reimburse the Contractor for Nextel Replacements.

4.               Modify the Specific Contract Provisions to incorporate the following revisions to Article 121 which are shown in underlined bold lettering and deletions are shown as a strikethrough:

ARTICLE 121                               AMENDMENTS

This Contract may be amended only by an instrument in writing executed by the Authority and Contractor.

Any and all notices under this Agreement, if to the Contractor shall be delivered to:

Mr. Brian Smith, ~~David Kessler~~,Vice President

Atlantic Paratrans, Inc.

7 North Street,

Staten Island, NY 10302

718-556-8058~~77~~

718-448-5679~~442 7672~~(Fax)

and if to the Authority,

Michael Cosgrove, Project Manager

New York City Transit Authority

Paratransit Division,

2 Broadway, 11th Floor

New York, New York 10004

646-252-2755~~5041~~

646-252-2842~~5019~~(Fax)

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* * * * *

Contractor:	Atlantic Paratrans of NYC, Inc.:	New York City Transit Authority

Signature:	/s/ Brian Smith	Signature:	/s/ Ira Tillman

Name:	Brian Smith	Name:	Ira Tillman

Title:	Vice President	Title:	Senior Director, Materiel

Date:	6/17/02	Date:	6/18/02

CONTRACTOR: PLEASE RETURN EXECUTED COPIES TO:

New York City Transit

130 Livingston Street, Room 6003E, Brooklyn, NY 11201

Attn: Stacey Myers, Procurement Manager, 718-694-4140

3

ACKNOWLEDGMENT OF CORPORATION

STATE OF	)

) ss:

COUNTY OF	)

On this 17th day of June, 2002 before me personally appeared Brian Smith to me known, who, being by me first duly sworn, did depose and say: That he/she resides at No. 7 North Street in the City of Staten Island, in the County of Richmond, in the State of NY, that he/she is the Vice President of Atlantic Paratrans of NYC, Inc., the corporation described in and which executed the foregoing Contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said Contract is such corporate seal; that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ Robert W. Reichenbach

Notary Public

Robert W. Reichenbach
Notary Public, State of New York
No. 41-8526165
Qualified in Nassau County
Certificate Filed in Nassau County
Commission Expires Sept. 30, 2003

4

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK	)

) ss:

COUNTY OF KINGS	)

On this 18th day of June, 2002, before me personally appeared Ira Tillman to me known, who, being by me first duly sworn, did depose and say: That he is the Senior Director of the Materiel Division, New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers
Notary Public, State of New York
No. 24-5015180
Qualified in Kings County
Commission Expires July 19, 2005

5

NEW YORK CITY TRANSIT AUTHORITY
CONTRACT MODIFICATION/CHANGE ORDER

Contract Number:	00D7815B	Modification/Change Order No.: 004

Purchase Order #:	A1235.04

Contract Title:	Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans of NYC, Inc.

This Modification/Change Order, when properly executed, constitutes authorization to proceed with the changes described below and changes the amount of the contract as noted.

DESCRIPTION OF CHANGE

A. Original Contract Amount:		$190,460,786.00
B. Previous Changes Amount (Estimated):
Modification 1		$0.00
Modification 2		$0.00
Modification 3		$0.00
C. Contract Amount Subtotal:		$190,460,786.00
D. This Change Amount (Estimated):
Modification 4	<$	11,873,400.00	>
E. New Contract Amount (A+B+D):		$178,587,386.00

WHEREAS, the Contractor, under the terms of Agreement 00D7815B, dated October 4, 2001, as modified by Modification Agreement 00D7815B.001, dated January 11, 2002, as modified by Modification Agreement 00D7815B.002, dated May 10, 2002, and as modified by Modification Agreement dated June 18, 2002 (hereinafter the “Contract” or the “Agreement”) has contracted to provide Access-A-Ride Paratransit Transportation Service for the Primary Service Area of Brooklyn/Queens and Citywide service in the five boroughs; and

WHEREAS, the Contract provides that the Authority may purchase vehicle insurance for the Work and modify the Contract to eliminate vehicle insurance costs from the Contract Price; and

WHEREAS, the Authority hereby exercises this option to replace the Contract’s requirement that the Contractor maintain for its Revenue Vehicles Automobile and Truck Liability Insurance in the amount of $3 million per occurrence/aggregate, by entering into a Central Insurance Program administered by MTA Risk & Insurance Management to obtain such insurance (“Replacement Coverage”) and other services.

NOW, THEREFORE, the parties agree to modify the Contract as follows:

1.               The execution of this Modification Agreement shall not operate as a modification, waiver, or rescission of any provision of the Contract, or as a waiver of any rights under any Article of said Contract, except as expressly provided herein.

1

2.               Effective July 1, 2002, or such other date as the Replacement Coverage is confirmed by MTA to be in effect, the Reimbursable (Pass-Through) Insurance Costs for Automobile and Truck Liability Insurance including Excess Liability, as applicable, for Revenue Vehicles shall be eliminated from the Contract Price as of the effective date of the replacement coverage. Thus, the total estimated Contract Price shall be reduced in the amount of <$11,873,400.00>.

3.               As of the effective date of the Replacement Coverage, the Contractor shall not be responsible to obtain such insurance for its Revenue Vehicles.

4.               The Contractor will obtain all premium and/or financing rebates applicable to its cancellation of the replaced insurance, and refund such sums to the Authority for its payments to Contractor for the replaced insurance pursuant to Article 108.B.3.a.

5.               Article 108 of the Contract, “Price to Include/Invoice and Payments,” is amended to delete Section B.3.a in its entirety and insert a new Section B.3.a, as follows:

i.                                          The Authority will pay actual premium costs for Garage Keepers Legal Liability or collision coverage and associated premium financing costs if the Project Manager expressly authorizes such costs in advance of such costs being incurred.

ii.                                       The Authority will pay actual costs for umbrella liability coverage if the Project Manager expressly authorizes such costs in advance of such costs being incurred.

6.               Article 114 of the Contract, “Insurance,” is deleted and a new Article 114 is inserted as follows:

A.           The Contractor and any Subcontractor shall procure at a minimum, the insurance coverage specified in Attachment 4. The Contractor or Subcontractor shall be responsible for any deductible amount.

B.             At the discretion of the Project Manager, the Contractor shall procure collision insurance, in an amount prescribed by the Project Manager, in lieu of Garage Keepers Legal Liability Insurance.

C.             The Authority has adopted a Central Insurance Program to be administered by MTA Risk & Insurance Management, which provides Automobile and Truck Liability Insurance for all Revenue Vehicles used in the Authority’s paratransit service, with limits and other provisions as set forth in Attachment No. 4, “Schedule A.1 – Modified Insurance Requirements for Paratransit Contracts,” and also provides a Third Party Administrator to process and investigate claims and defend the Insureds with regard to all claims and actions covered by such liability insurance. The Contractor is a Named Insured under the aforesaid policy. In addition, the aforesaid policy shall name as Additional Insureds the following parties, as applicable: (i) any corporate parent of the Contractor which has provided a guarantee of Contractor’s performance under this Contract; and (ii) any third-party lessor of Revenue Vehicles to Contractor. It is the Contractor’s responsibility to timely notify the Authority of any such parties to be named as Additional Insureds.

7.               Article 220 of the Contract, “Liability and Indemnification,” is amended to add a new paragraph F, as follows:

F.              The above-stated indemnification requirements apply only to the extent that any loss is not covered by the Replacement Coverage. In connection with any claims to be defended and indemnified through the insurance coverage secured by the Central Insurance Program, the Contractor shall promptly give notice of the receipt of any such claim to the Third Party Administrator (“TPA”) and shall fully

2

cooperate with the TPA in its defense of such claim, as more fully described in Article 17 of the Scope of Work.

8.               Section 17 of the Scope of Work, “Accident/Incident Notification,” is amended to add new provisions at the end of Section 17.1.1 and Section 17.1.6, as follows:

17.1.1...,simultaneously sending a copy to the Authority’s Third Party Administrator for auto liability insurance, Claims Service Bureau of New York, Inc., located at 21 Hempstead Turnpike”, P.O. Box 805, Lynbrook, NY 11563. The Contractor also shall promptly upon receipt transmit to the TPA any notice of claim, claim, summons and/or complaint. The Contractor shall promptly supply all information, documentation, witnesses or any other assistance requested by the Third Party Administrator, and otherwise fully cooperate with the TPA with regard to all claims arising from such Incidents or Accidents.

17.1.6....The Contractor also shall send a copy of the DMV accident report to the Third Party Administrator.

9.               Attachment No. 4 to the Contract, “Schedule A, Insurance Requirements” is deleted in its entirety and replaced with a new Attachment No. 4, “Schedule A.1, Modified Insurance Requirements, for Paratransit Contracts,” attached hereto.

10.         Nothing herein shall prevent the Authority, upon sufficient notice to the Contractor, to terminate the Central Insurance Program and require the Contractor to resume Contractor-procured Automobile & Truck Liability Insurance for Revenue Vehicles according to the terms and conditions set forth in the Contract prior to this Modification Agreement.

* * * * *

Contractor:	Atlantic Paratrans of NYC, Inc.:	New York City Transit Authority:

Signature:	/s/ Brian Smith	Signature:	/s/ Louis A. Montanti

Name:	Brian Smith	Name:	Louis A. Montanti

Title:	Vice President	Title:	Assistant Chief Procurement Officer

Date:	9/12/03	Date:	12/22/03

CONTRACTOR: PLEASE RETURN EXECUTED COPIES TO:

New York City Transit

130 Livingston Street, Room 6003E, Brooklyn, NY 11201

Attn: Stacey Myers, Procurement Manager, 718-694-4140

3

ACKNOWLEDGMENT OF CORPORATION

STATE OF New York	)

) ss:

COUNTY OF Richmond	)

On this 12th day of September, 2003, before me personally appeared Brian Smith to me known, who, being by me first duly sworn, did depose and say: That he/she resides at No. 7 North Street in the City of Staten Island, in the County of Richmond, in the State of NY, that he/she is the Vice President of Atlantic Paratrans of NYC, Inc., the corporation described in and which executed the foregoing Contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said Contract is such corporate seal; that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

Robert W. Reichenbach

Notary Public, State of New York

No. 41-8526165

Qualified in Nassau County

Certificate Filed in Nassau County

Commission Expires Sept. 30, 2004

/s/ Robert W. Reichenbach

Notary Public

4

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK	)

) ss:

COUNTY OF KINGS	)

On this 22 day of December, 2003, before me personally appeared Louis A. Montanti to me known, who, being by me first duly sworn, did depose and say: That he is the Assistant Chief Procurement Officer of the Materiel Division, New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers
Notary Public, State of New York
No. 24-5015180
Qualified in Queens County
Commission Expires July 19, 2005

5

NEW YORK CITY TRANSIT AUTHORITY
CONTRACT MODIFICATION/CHANGE ORDER

Contract Number:	00D7815B	Modification/Change Order No.: 005

Purchase Order #:	A1235.05

Contract Title:	Access-A-Ride Paratransit Transportation Service

Contractor:	Atlantic Paratrans of NYC, Inc.

This Modification/Change Order, when properly executed, constitutes authorization to proceed with the changes described below and changes the amount of the Contract as noted.

DESCRIPTION OF CHANGE

A.	Original Contract Amount: (Estimated):	$190,460,786.00
B.	Previous Changes Amount (Estimated):
	Modification 1	$0.00
	Modification 2	$0.00
	Modification 3 *	$0.00
C.	Contract Amount Subtotal (Estimated):	$190,460,786.00
D.	This Change Amount (Estimated):
	Modification 5	$144,272.50
E.	New Contract Amount (A+C+D):	$190,605,058.50

*Modification 4 is pending.

WHEREAS, the Contractor, Atlantic Paratrans of NYC, Inc. (hereafter “Atlantic”) under the terms of Agreement 00D7815B, dated October 4, 2001 (hereinafter the “Contract” or the “Agreement”) as modified by Modification Agreement 00D7815B.001 dated January 14, 2002, as modified by Modification Agreement 00D7815B.002 dated May 10, 2002, and as modified by Modification Agreement OOD7815B.003 dated June 18, 2002, has contracted to provide Access-A-Ride Paratransit Transportation Service for the primary service area of Brooklyn/Queens and citywide service in the five boroughs; and

WHEREAS, the Authority has obtained a letter ruling from the IRS which states that fuel for paratransit services provided by the Contractor is exempt from federal fuel excise tax so long as the entire amount of actual fuel costs is borne by the Authority; and

WHEREAS, the Contract provides for payment to the Contractor for fuel used in providing Revenue Service based upon a mathematical formula (Vehicle Service Hours x 1.5 Gallons per hour x Contractor’s fuel price), not the Contractor’s actual fuel costs; and

WHEREAS, in order to qualify for fuel tax exemptions, the Authority wishes to modify the Contract to provide for the reimbursement of the Contractor’s total actual fuel costs for Revenue Service and to establish an “On Site Fuel Program” including a system (automated and/or manual) for accurate and reliable recording and reporting of fuel usage (“Fuel Management System”).

1

NOW, THEREFORE, the parties agree to modify the Contract as follows:

1.               The execution of this Modification Agreement shall not operate as a modification, waiver, or rescission of any provision of the Contract, or as a waiver of any rights under any Article of said Contract, except as expressly provided herein.

2.               The Contractor agrees to commence participation in the On-Site Fuel Program on such date as specified by written notice from the NYCT Project Manager.

3.               The Contractor has installed and shall utilize and maintain a dedicated fuel tank located at its paratransit facility for the purpose of fueling all diesel-fueled Revenue Service Vehicles. The Authority shall reimburse the Contractor for one-half (1/2) of its actual approved cost of the fuel tank as stated in the Price Schedule, Attachment No. 1 to this Modification. The Authority shall reimburse this cost in two equal payments, the first payment (25% of the total price of the fuel tank) upon execution of this Modification and the second payment (25% of the total price of the fuel tank) upon approval of its reorganization plan by the Unites States Bankruptcy Court. The invoices for such cost shall be accompanied by a copy of the original invoice for the fuel tank and a copy of the Contractor’s cancelled check for payment. In addition, the invoice for the second payment shall include proof of the requisite approval by the Bankruptcy Court.

4.               The Contractor shall purchase Ultra Low Sulfur Diesel (ULSD) red dyed fuel, exempt from federal fuel tax, at the most favorable price available.  If for commercial reasons the Contractor is unable to obtain ULSD at the time of execution of this Modification, the Contractor must seek a waiver by the Authority of this directive by documenting to NYCT’s satisfaction the specific reasons why such fuel is unobtainable.  The Authority shall have the right to review on an annual basis any waiver it grants to the Contractor concerning compliance with this requirement to purchase ULSD fuel. The Authority shall have the right to review and approve the Contractor’s agreement with its fuel provider prior to execution.

5.               Within 90 days of the execution of this Modification the Contractor agrees to install, utilize and maintain an approved automated Fuel Management System including a wireless fuel island unit, on-board vehicle transmitters, system software and one dedicated personal computer for purposes of tracking and reporting its fuel usage. The Authority shall reimburse the Contractor’s actual cost for the purchase and installation of the automated Fuel Management System in amounts not to exceed the unit prices stated in the Price Schedule, Attachment No. 1 to this Modification.  Reimbursement for additional on-board vehicle transmitters installed on additional or replacement Revenue Vehicles leased to the Contractor subsequent to the initial installation of the Fuel Management System shall be paid at the unit price set forth for such transmitters in the Price Schedule, which amount shall be added to and made part of the Per-Vehicle Mobilization Cost payment to the Contractor as applicable.

6.               The Contractor shall purchase a maintenance contract for the Fuel Management System subject to the approval of the Authority.  The Authority shall reimburse the Contractor’s actual cost and expense for such maintenance Contract pursuant to Article 108 of the Contract as further provided in paragraph 8 below.

7.               During the term of this Contract the Contractor is prohibited from disposing of any Fuel Management System equipment or software without the approval of the Project Manager.  Each on-board vehicle transmitter shall be deemed a part of the Revenue Vehicle upon which it is

2

installed and subject to the Authority’s right of reassignment under the Vehicle Lease Agreement (Attachment No. 3 to the Contract).

8.               The Authority reserves the right to require, upon termination of this Contract, that all Fuel Management System equipment and software shall be delivered to NYCT upon written request by the Authority Project Manager.

9.               “The Authority shall obtain any and all tax refunds that may be available based on the purchase of fuel by the Contractor under this Contract”

10.         Article 108 “Price to Include/Invoices and Payments” is amended to delete Section B.2.d B.2.e and B.2.f. and insert new sections B.2.e., B.3.e., B.3.f., D.1.d. and D.1.e. as follows:

B.2.e.

The Variable Costs shall be adjusted annually in accordance with the same terms and conditions for adjustment set forth in Article 108 B.l.b., above, for Fixed Costs.

B.3.e. Diesel Fuel Costs

On a monthly basis the Authority shall reimburse Contractor’s actual costs for diesel bulk fuel purchased to be utilized for diesel powered Revenue Vehicles in provision of Revenue Service. The Authority agrees to reimburse Contractor eight percent (8%) administrative fee on the actual cost of fuel purchased (not including any taxes and/or other fees) and utilized for provision of Revenue Service.

B.3.f. Fuel Management System Maintenance Contract

On an annual basis the Authority shall reimburse Contractor’s actual approved costs for a maintainance contract for the Fuel Management System.

D.l.d.

All invoices for diesel fuel shall be accompanied by copies of the monthly invoice received the Contractor from its fuel provider, the check(s) to pay such invoices, all Fuel Tank Delivery Control Records (required by Section 22.2.1 of the Scope of Work) for the billing month and the fuel usage report (required by Section 22.2.3 of the Scope of Work) for the billing month. Contractor shall ensure that all fuel invoices clearly delineate the type and amount of taxes charged.

D.l.e.

All invoices for the cost of the maintenance contract for the Fuel Management System shall be accompanied by the invoice received by the Contractor from its maintenance provider and the check to pay such invoices.

11.         The Scope of Work is amended to add a new Section 22 as follows:

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SECTION 22 - FUELING OF REVENUE VEHICLES

22.1                        General:

Contractors are responsible for all aspects of fueling Revenue Vehicles operated under this Contract. Contractor shall ensure that its supply of fuel is sufficient to provide uninterrupted Revenue Service.

The Contractor shall provide and maintain a dedicated fuel tank to be utilized for the fueling of all diesel fueled Revenue Vehicles and an automated or manual Fuel Management System for purposes of recording and reporting fuel use (the “On-Site Fuel Program”). The Contractor shall be paid its actual costs for fuel deliveries under the On-Site Fuel Program.  Gasoline fueled Revenue Service Vehicles shall be fueled under the Fuel Card Program described in Section 22.2.4 below.

22.2                      The On-Site Fuel Program

22.2.1              System Security

22.2.1.1    General

The Contractor shall maintain strict controls to safeguard the integrity of fuel usage and prevent fraud. The Contractor shall ensure that all equipment utilized in the On-Site Fuel Program is properly calibrated to ensure the accuracy of fuel deliveries and fuel dispensing. The Contractor shall be liable for any unauthorized fuel use.

22.2.1.2    Fuel Tank Capacity

The capacity of the fuel tank is eight thousand (8,000) gallons, The Contractor shall not replace the fuel tank without the written permission of the NYCT Project Manager.

22.2.1.3    Fuel Tank Delivery Procedures

The Contractor shall monitor the amount of each fuel delivery made to its fuel tank to ensure the accuracy of the quantity and type of fuel invoiced by its fuel provider in accordance with the following procedure.

•        Immediately prior to each fuel delivery the Contractor shall measure the number of gallons in the fuel tank and record such measurement.

•        Immediately prior to each fuel delivery the Contractor shall ensure that its fuel provider’s delivery truck meter is properly calibrated and reset.

•        Immediately upon completion of each fuel delivery the Contractor shall obtain from its fuel provider a record of the delivery truck meter reading of the amount of fuel delivered.

•        Immediately upon completion of each fuel delivery the Contractor shall measure the number of gallons in the fuel tank and record such measurement.  The Contractor shall then compare the pre-delivery measurement, the post-delivery measurement and

4

the delivery truck meter reading.  The Contractor shall not sign for a fuel delivery where the Contractor finds any discrepancy in amount of fuel delivered.

•        The Contractor shall maintain a record of monthly starting and ending pump counter readings and monthly starting and closing tank balances.

The records required by this section collectively referred to as “Fuel Tank Delivery Control Records,” shall be retained by the Contractor for a period of three (3) years from the termination of the Contract.

22.2.2            System Maintenance

The Contractor shall maintain in good working order its fuel tank, its automated Fuel Management System, if applicable, and all equipment required for on-site fueling, and provide for prompt repair as needed.

22.2.3            Reports

22.2.3.1  Automated Fuel Management System

If the Contractor uses an automated Fuel Management System, the Contractor shall ensure that such system is fully operational at all times.

On a monthly basis and at any time upon the request of the Project Manager, the Contractor shall produce the standard fuel usage reports generated by such automated system including the following information: Contractor name, NYCT Revenue Vehicle identification numbers, license plate numbers; odometer readings at the first and last fueling of each Revenue Vehicle during the reporting period, fuel dispensed for each occasion for each Revenue Vehicle during the reporting period, average miles per gallon for each Revenue Vehicle during the reporting period. At any time NYCT may utilize the remote access capability of the automated Fuel Management-System.

If for any reason the automated system is unavailable for use, the Contractor shall comply with the requirements for the Manual Fuel Management System set forth below.

The Contractor shall recalibrate each Revenue Vehicle’s on-board fuel management computer at least once each calendar month to maintain accurate odometer readings supporting the fuel management reporting function.

22.2.3.2    Manual Fuel Management System

If the Contractor utilizes a manual Fuel Management System, the Contractor shall maintain a written log including the following information about each instance of fueling: date and time of each Revenue Vehicle fueling, NYCT Revenue Vehicle identification numbers, odometer readings, gallons dispensed and name of Vehicle Operator.

5

On a monthly basis the Contractor shall compile a fuel management report containing the information recorded on the written log in a spreadsheet format using the Microsoft Excel software program.

22.2.3.3    Monthly Submissions

The fuel usage report shall be submitted electronically in support of monthly billing to the NYCT Project Manager. By signing each report and submitting each invoice from its fuel provider, the Contractor attests that it is a correct statement of the Contractor’s diesel fuel usage and actual diesel fuel costs for the period. The fuel usage reports should be sorted by vehicle.

22.2.4              Fuel Card Program

22.2.4.1    Background

NYCT has entered into a contract with the Fuel Card Provider and has established a Paratransit Fuel Card Program for fueling gasoline powered vehicles in Revenue service. Under this program, NYCT designates the Revenue Vehicles in Contractor’s fleet to be fueled under the Program and pays the fuel costs directly to the Fuel Card Provider.

22.2.4.2    System Security

In order to prevent unauthorized fuel usage, the Fuel Card Provider will provide a two tier security system: individual Fuel Cards for each NYCT designated Revenue Vehicle, programmed with data identifying each vehicle by Contractor name, vehicle and license plate number; and a unique personal identification number (“PIN”) identifying each Vehicle Operator authorized by the Contractor to use a Fuel Card. This system will allow multiple authorized Vehicle Operators to fuel each designated Revenue Vehicle. Fuel will not be dispensed under this program without pre-authorization through the Fuel Card Provider’s identification system, based upon the presentation of a valid Fuel Card and entry of a PIN number by an authorized Vehicle Operator

The Fuel Card Provider’s system is configured to preclude the procurement of any fuel or products other than those that have been specified by the Authority.  However, should the system fail in this regard, the Contractor shall be liable for any charges incurred by NYCT for any unauthorized purchase made with any Fuel Card or PIN issued to the Contractor and its Vehicle Operators.

22.2.4.3    Contractor’s Responsibilities

The Contractor’s PM shall contact the Fuel Card Provider to obtain all Fuel Cards and all PINs. The Fuel Card Provider will furnish to the Contractor a supply of cardholders, one per vehicle, containing sleeves, to be used to secure the Fuel Cards to the Revenue Vehicle. The Contractor may request additional cardholders as needed if

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more Revenue Vehicles are added or replacements are necessary. The contact information for the Fuel Card Provider is:

Sprague Energy Markets

4 New King Street

White Plains, NY 10604

Customer Service Telephone

(914) 328-6700

The Contractor’s PM shall report any lost or stolen cards and any PIN that require cancellation for any reason to the Fuel Card Provider and send written notice of any such event or change to the Authority PM.

Each month, the Fuel Card Provider will provide replacement fuel cards to the Contractor as needed. Up to five percent of the total number of Fuel Cards assigned to Contractor’s fleet will be provided at no additional charge. Fuel Cards that are replaced in excess of this amount are subject to a $2.50 fee plus Express Mail postage, if requested. The Contractor shall be liable for these charges.

The Contractor’s PM shall maintain the strict confidentiality of the master list of the PINs assigned to the Vehicle Operators. The Contractor’s PM must monitor Fuel Card usage to guard against fraud. The Contractor will be responsible for any unauthorized charges. Vehicle Operators shall not share their PINs with any other person, at any time for any reason. Vehicle Operators shall obtain the Fuel Card as part of the Pre-Trip Revenue Vehicle Inspection.

Monthly reports showing fuel usage itemized by Revenue Vehicle and by Vehicle Operator will be sent to the Contractor (hereafter, the “Fuel Usage Report”). Within ten days of the date of the Fuel Usage Report, the Contractor shall:

•        Compare it to the fuel receipts turned in by the Vehicle Operators to verify the accuracy of the Fuel Usage Report; and

•        If the Fuel Usage Report is accurate, the Contractor’s PM shall sign it, attesting to its accuracy and forward it to the Authority PM; or

•        If the Fuel Usage Report is inaccurate in any respect, the Contractor PM must alert the Authority PM immediately of the discrepancy, make an appropriate written notation on the Fuel Usage Report, sign it, attesting to the accuracy of the report subject to the notation(s) and forward it to the Authority PM.

22.2.4.4 Supervisor Cards

Supervisor’s Cards will be issued to the Contractor for temporary use in the event of lost or stolen cards. These cards are only to be used on an emergency basis to allow fueling if a regular vehicle Fuel Card is lost or is inoperable. The Contractor Project Manager is responsible for the safeguarding and use of these cards and for designating specific supervisory personnel who are authorized to use these cards. The Authority PM reserves the right to approve the number of Supervisory Cards issued and which personnel may utilize them.

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22.2.4.5    Fueling Locations

The Fuel Card Provider will supply brochures, to be distributed to the Vehicle Operators by the Paratransit Carrier PM, identifying authorized fueling locations citywide. Updated brochures will be issued and updated as needed due to additions/deletions of fueling locations.

The Fuel Card Provider, at its option, may provide additional fueling locations. At any time when fueling locations are added or deleted, or upon Authority PM request, the Fuel Card Provider shall supply an updated listing indicating any new locations activated and any locations that have been deactivated.

22.2.4.6    Fleet Fuel Card Procedure

The procedure to be followed at a fueling location for use of the fuel card is as follows:

•        Present the vehicle Fuel Card to the gas station attendant.

•        Enter the odometer reading.

•        Enter his/her assigned PIN number.

•        Enter the pump number.

•        Fuel Vehicle.

•        Get receipt.

•        Turn in receipt to supervisor upon return to Contractor’s facility.

To assist the Vehicle Operators the Fuel Card Provider will supply a customer service card containing the above instructions. Upon completion of any Fuel Card transaction, the Vehicle Operator must secure a receipt and present it to his/her supervisor. The Contractor shall maintain these records for accounting and reconciliation purposes to verify the accuracy of the Fuel Usage Reports issued at the end of each month.

22.2.4.7    Transaction Limitations

The Contractor shall limit its fuel purchases under the Program as follows:

For #87 Octane Fueled Revenue Service Vehicles:

Vehicle Type: Sedans
By transaction (tank size)	20 Gallons
Daily:	40 Gallons
Monthly:	1240 Gallons
Fuel:	#87 Octane Gasoline

The maximum charge on each Fuel Card for each transaction day and month shall be in the amounts herein designated. These amounts shall only be exceeded with written approval from the Authority PM. The Fuel Card Provider shall temporarily suspend

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the validity of a PIN or Fuel Card after a transaction that results in exceeding the specified limits in any one calendar month.

* * * *

Contractor:	Atlantic Paratrans of NYC, Inc.	New York City Transit Authority:

Signature:	/s/ Brian Smith	Signature:	/s/ Louis Montanti

Name:	Brian Smith	Name:	Louis Montanti

Title:	Vice President	Title:	ACPO

Date:	3/26/03	Date:	3/31/03

CONTRACTOR: PLEASE RETURN EXECUTED COPIES TO:

New York City Transit

130 Livingston Street, Room 6003A, Brooklyn, NY 11201

Attn: Nicholas Villamagna, 718-694-4086

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ACKNOWLEDGMENT OF CORPORATION

STATE OF New York	)

) ss:

COUNTY OF Richmond	)

On this 26th day of March, 2003, before me personally appeared Brian Smith to me known, who, being by me first duly sworn, did depose and say: That he/she resides at No. 7 North Street in the City of Staten Island, in the County of Richmond, in the State of New York, that he/she is the Vice President of Atlantic Paratians of NYC, Inc, the corporation described in and which executed the foregoing Contract; that he/she knows the corporate seal of said corporation; that one of the seals affixed to said Contract is such corporate seal; that it was affixed thereto by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ Robert W. Reichenbach

Notary Public

Robert W. Reichenbach
Notary Public, State of New York
No. 41-8526165
Qualified in Nassau County
Certified Filed in Nassau County
Commission Expires Sept. 30, 2003

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ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK	)

) ss:

COUNTY OF KINGS	)

On this 31 day of March, 2003, before me personally appeared Louis Montanti to me known, who, being by me first duly sworn, did depose and say: That he is the Assistant Chief Procurement Officer of the Materiel Division, New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he acknowledged to me that he signed his name thereto pursuant to the authorization of said Authority.

/s/ Stacey A. Myers
Stacey A. Myers
Notary Public, State of New York
No. 24-5015180
Qualified in Queens County
Commission Expires July 19, 2005

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